Exhibit 99.1

ALLETE AND AFFILIATED COMPANIES
RETIREMENT SAVINGS AND STOCK OWNERSHIP PLAN

(Amendment and Restatement Effective November 1, 2018)

Exhibit 99.1
ALLETE AND AFFILIATED COMPANIES
RETIREMENT SAVINGS AND STOCK OWNERSHIP PLAN

Table of Contents

ARTICLE I GENERAL..
Sec. 1.1 Name of Plan.
Sec. 1.2 Purpose.
Sec. 1.3 Background and Effective Dates.
Sec. 1.4 Company.
Sec. 1.5 Construction and Applicable Law..
Sec. 1.6 Transition Rules.

ARTICLE II DEFINITIONS.
Sec. 2.1 Account
Sec. 2.2 Active Participant
Sec. 2.3 Administrative Delegate.
Sec. 2.4 Affiliate.
Sec. 2.5 After Tax Contributions.
Sec. 2.6 Aggregate Continuous Service.
Sec. 2.7 ARRI Participant
Sec. 2.8 Bargaining Unit Employee.
Sec. 2.9 Before Tax Contributions.
Sec. 2.10 Beneficiary.
Sec. 2.11 BNI Energy Participiant
Sec. 2.12 Code.
Sec. 2.13 Committee.
Sec. 2.14 Common Control
Sec. 2.15 Company Stock.
Sec. 2.16 Eligibility Computation Period.
Sec. 2.17 Employment Commencement Date.
Sec. 2.18 ERISA..
Sec. 2.19 ESOP.
Sec. 2.20 Exempt Loan.
Sec. 2.21 Florida Landmark Participant
Sec. 2.22 Fund.
Sec. 2.23 Group I Participant
Sec. 2.24 Group II Participant
Sec. 2.25 Group III Participant
Sec. 2.26 Highly Compensated Employee.
Sec. 2.27 Hour of Service.
Sec. 2.28 Leased Employees.
Sec. 2.29 Named Fiduciary.
Sec. 2.30 Non-Bargaining Unit Employee.
Sec. 2.31 Non-Highly Compensated Employee.
Sec. 2.32 Normal Retirement Age.
Sec. 2.33 Participant
Sec. 2.34 Participating Employer
Sec. 2.35 Partnership Allocation.
Sec. 2.36 Period of Continuous Service.
Sec. 2.37 Periodic Pay.
Sec. 2.38 Plan Year
Sec. 2.39 Qualified Employee.
Sec. 2.40 Recognized Break in Service.

Exhibit 99.1
Sec. 2.41 Retirement Plan A..
Sec. 2.42 Retirement Plan B..
Sec. 2.43 Rollover Contributions.
Sec. 2.44 Roth 401(k) Contributions.
Sec. 2.45 Salary.
Sec. 2.46 Spouse.
Sec. 2.47 Supplemental Retirement Plan.
Sec. 2.48 Termination of Employment
Sec. 2.49 Testing Wages.
Sec. 2.50 Total Disability.
Sec. 2.51 Trust Agreement
Sec. 2.52 Trustee.
Sec. 2.53 Unallocated Reserve.
Sec. 2.54 U.S. Water Participant
Sec. 2.55 USW Matching Contribution.
Sec. 2.56 Valuation Date.
Sec. 2.57 1-Year Break in Service.

ARTICLE III PLAN PARTICIPATION..
Sec. 3.1 Eligibility for Participation.
Sec. 3.2 Duration of Participation.
Sec. 3.3 Reemployment
Sec. 3.4 No Guarantee of Employment

ARTICLE IV ESOP AND COMPANY CONTRIBUTION PROVISIONS.
Sec. 4.1 Leveraged Stock Acquisitions.
Sec. 4.2 Leveraged ESOP Contributions.
Sec. 4.3 Application of Dividends.
Sec. 4.4 Allocations.
Sec. 4.5 Time of Contributions.
Sec. 4.6 Long Term Disability Allocations.
Sec. 4.7 Allocations With Respect to Back Pay.
Sec. 4.8 Trailing Payrolls.
Sec. 4.9 Discretionary Non-Elective Company Contributions.
Sec. 4.10 USW Matching Contributions.
Sec. 4.11 BNI Energy Matching Contributions.
Sec. 4.12 BNI Energy Non-Elective Contributions.

ARTICLE V PARTICIPANT CONTRIBUTIONS.
Sec. 5.1 Before Tax Contributions.
Sec. 5.2 After Tax Contributions.
Sec. 5.3 Rollover Contributions.
Sec. 5.4 Roth 401(k) Contributions.
Sec. 5.5 Amounts Paid After Termination of Employment
Sec. 5.6 Automatic Increase Provision.

ARTICLE VI LIMITS ON ALLOCATIONS AND BENEFITS.
Sec. 6.1 Limitation on Allocations.
Sec. 6.2 Limit on Before Tax Contributions.
Sec. 6.3 Return of Excess Deferrals.
Sec. 6.4 Adjustment Required by Code § 401(m)
Sec. 6.5 Adjustment of Before Tax Contributions Required by Code § 401(k)
Sec. 6.6 Testing Arrangements If Employer Has More Than One Plan.

Exhibit 99.1

ARTICLE VII INDIVIDUAL ACCOUNTS.
Sec. 7.1 Accounts for Participants.
Sec. 7.2 Investment of Accounts.
Sec. 7.3 Investment Funds.
Sec. 7.4 Valuation of Accounts.
Sec. 7.5 Merger With Florida Landmark Communities LLC 401(k) Plan.
Sec. 7.6 Merger With U.S. Water Services Investment Plan.
Sec. 7.7 Merger With Water & Energy Systems Technology 401(k) Plan.
Sec. 7.8 Merger With Tonka Equipment Company Savings and Retirement Plan.
Sec. 7.9 Merger With BNI Coal, Ltd. 401(k) and Retirement Plan.

ARTICLE VIII DESIGNATION OF BENEFICIARY..
Sec. 8.1 Persons Eligible to Designate.
Sec. 8.2 Special Requirements for Married Participants.
Sec. 8.3 Form and Method of Designation.
Sec. 8.4 No Effective Designation.
Sec. 8.5 Beneficiary May Designate.

ARTICLE IX BENEFIT REQUIREMENTS.
Sec. 9.1 Benefit Upon Termination of Employment
Sec. 9.2 Death.
Sec. 9.3 Termination of Employment Prior to July 1, 2001.

ARTICLE X DISTRIBUTION OF BENEFITS.
Sec. 10.1 Distribution Following Termination of Employment
Sec. 10.2 Accounts Totaling $1,000 or Less.
Sec. 10.3 Form of Distribution.
Sec. 10.4 Accounting Following Termination of Employment
Sec. 10.5 Reemployment
Sec. 10.6 Source of Benefits.
Sec. 10.7 Incompetent Payee.
Sec. 10.8 Benefits May Not Be Assigned or Alienated.
Sec. 10.9 Payment of Taxes.
Sec. 10.10 Conditions Precedent
Sec. 10.11 Withdrawals Before Termination of Employment
Sec. 10.12 Dividend Withdrawals.
Sec. 10.13 Rollovers to Other Qualified Plans.
Sec. 10.14 Lost Participants.
Sec. 10.15 Hardship Distributions.

ARTICLE XI LOANS TO PARTICIPANTS.
Sec. 11.1 Loans to Participants.

ARTICLE XII FUND..
Sec. 12.1 Composition.
Sec. 12.2 Trustee.
Sec. 12.3 Compensation and Expenses of Trustee.
Sec. 12.4 Investment in Company Stock.
Sec. 12.5 No Diversion.
Sec. 12.6 Voting of Company Stock.
Sec. 12.7 Tender or Exchange Offers Regarding Company Stock.
Sec. 12.8 Nonterminable ESOP Protections.
Sec. 12.9 Other ESOP Provisions.

Exhibit 99.1

ARTICLE XIII ADMINISTRATION OF PLAN..
Sec. 13.1 Administration by Company.
Sec. 13.2 Certain Fiduciary Provisions.
Sec. 13.3 Evidence.
Sec. 13.4 Correction of Errors.
Sec. 13.5 Records.
Sec. 13.6 Claims Procedure.
Sec. 13.7 Bonding.
Sec. 13.8 Waiver of Notice.
Sec. 13.9 Agent for Legal Process.
Sec. 13.10 Indemnification.
Sec. 13.11 Benefits for Reemployed Veterans.
Sec. 13.12 Application of Forfeitures.

ARTICLE XIV AMENDMENT, TERMINATION, MERGER..
Sec. 14.1 Amendment
Sec. 14.2 Permanent Discontinuance of Contributions.
Sec. 14.3 Termination.
Sec. 14.4 Partial Termination.
Sec. 14.5 Merger, Consolidation, or Transfer of Plan Assets.
Sec. 14.6 Deferral of Distributions.

ARTICLE XV TOP-HEAVY PLAN PROVISIONS.
Sec. 15.1 Key Employee Defined.
Sec. 15.2 Determination of Top-Heavy Status.
Sec. 15.3 Minimum Contribution Requirement
Sec. 15.4 Definition of Employer
Sec. 15.5 Exception for Collective Bargaining Unit

SCHEDULE 1 PARTICIPATING EMPLOYERS.

Exhibit 99.1

ALLETE AND AFFILIATED COMPANIES
RETIREMENT SAVINGS AND STOCK OWNERSHIP PLAN

(Amendment and Restatement Effective November 1, 2018)

ARTICLE I
GENERAL

Sec. 1.1 Name of Plan. The name of the stock bonus and employee stock ownership plan set forth herein is “ALLETE and Affiliated Companies Retirement Savings and Stock Ownership Plan.” It is sometimes herein referred to as the “Plan.”

Sec. 1.2 Purpose. The purposes of the Plan are to provide eligible employees with a means to acquire an ownership interest in the Company, to share in the growth and prosperity of the Company and its subsidiaries, and to supplement retirement income.

Sec. 1.3 Background and Effective Dates. The Plan is the result of the January 1, 2002 merger of the Minnesota Power and Affiliated Companies Supplemental Retirement Plan (the “Supplemental Retirement Plan”), which was originally established effective January 1, 1970, and the Minnesota Power and Affiliated Companies Employee Stock Ownership Plan (the “ESOP”), which was originally established effective January 1, 1975. The Plan is hereby amended and restated in its entirety by this instrument, effective as of November 1, 2018, unless otherwise indicated.

Sec. 1.4 Company. The “Company” is ALLETE, Inc., a Minnesota corporation (formerly named “Minnesota Power, Inc.”).

Sec. 1.5 Construction and Applicable Law. The Plan is intended to meet the requirements for qualification as a stock bonus plan under Code § 401(a) and as an employee stock ownership plan under Code § 4975(e)(7). The Plan is designed to invest primarily in qualifying employer securities meeting the requirements of Code §§ 4975(e)(8) and 409(1). The Plan includes a qualified cash or deferred arrangement intended to meet the requirements of Code § 401(k). The Plan is intended to be in full compliance with applicable requirements of ERISA. The Plan shall be administered and construed in a manner consistent with said intent. It shall also be construed and administered according to the laws of the State of Minnesota to the extent that such laws are not preempted by the laws of the United States of America. All controversies, disputes, and claims arising hereunder shall be submitted to the United States District Court for the District of Minnesota, except as otherwise provided in the Trust Agreement. The Plan shall be construed in accordance with the following rules:

(a) Headings at the beginning of articles and sections hereof are for convenience of reference, shall not be considered a part of the text of the Plan, and shall not influence its construction.

(b) Capitalized terms used in the Plan shall have their meaning as defined in the Plan unless the context clearly indicates to the contrary.

(c) Any reference to the masculine gender includes the feminine and vice versa.

(d) Use of the words “hereof”, “herein”, “hereunder”, or similar compounds of the word “here” shall mean and refer to the entire Plan unless the context clearly indicates to the contrary.

(e) The provisions of the Plan shall be construed as a whole in such manner as to carry out the purpose thereof and shall not be construed separately without relation to the context.

Sec. 1.6 Transition Rules. The provisions of this Plan as amended and restated shall apply only to an Employee who performs an Hour of Service with the Employer on or after November 1, 2018; the effective date of this restatement. The rights and benefits, if any, of an Employee who terminated employment and received a

Exhibit 99.1
distribution of his or her entire Account balance prior to such effective date shall be determined in accordance with the prior provisions of the Plan in effect on the date such Employee received a distribution of his or her entire Account balance. In addition, the rights and benefits of a Participant that accrued prior to the effective date of this restatement shall be based on the provisions of the Plan in effect as of the date such rights and benefits accrued.

Exhibit 99.1
ARTICLE II
DEFINITIONS

Sec. 2.1 Account. “Account” means a Participant’s, Beneficiary’s or alternate payee’s interest in the Fund of any of the types described in Sec. 7.1.

Sec. 2.2 Active Participant. “Active Participant” means an individual who is both a Participant and a Qualified Employee.

Sec. 2.3 Administrative Delegate. “Administrative Delegate” means any recordkeeper or other service provider to which the Company has delegated administrative responsibilities under the Plan.

Sec. 2.4 Affiliate. “Affiliate” means any trade or business entity under Common Control with a Participating Employer.

Sec. 2.5 After Tax Contributions. “After Tax Contributions” are amounts contributed pursuant to Sec. 5.2.

Sec. 2.6 Aggregate Continuous Service. An employee’s “Aggregate Continuous Service” is equal to the aggregate duration of his or her Periods of Continuous Service. However, except as follows, service with an employer prior to the date it came under Common Control with the Company shall be disregarded for purposes of determining Aggregate Continuous Service:

(a) Service with Enventis, Inc. prior to the date it was acquired by the Company shall be included in Aggregate Continuous Service.

(b) Service with Blandin Paper Company prior to March 1, 2000 shall be included in the Aggregate Continuous Service of employees at the generating facility purchased by the Company from Blandin Paper Company.

(c) Service with AES Corporation prior to January 30, 2014 shall be included in the Aggregate Continuous Service of employees hired at the generating facilities in Lake Benton, Minnesota, Storm Lake, Iowa, and Condon, Oregon (in which the Company acquired a membership interest from AES Corporation) whose Employment Commencement Date is January 30, 2014.

(d) With respect to any employee hired at the generating facility in Condon, Oregon whose Employment Commencement Date is after January 30, 2014 and on or before November 1, 2014, service with AES Corporation prior to his or her Employment Commencement Date shall be included in the Aggregate Continuous Service of such employee.

(e) Service with NRG Energy prior to December 18, 2014 shall be included in the Aggregate Continuous Service of employees hired at the Storm Lake 1 generating facility in Storm Lake, Iowa whose Employment Commencement Date is December 17, 2014.

(f) Service with Armenia Mountain prior to July 1, 2015 shall be included in the Aggregate Continuous Service of employees hired at the Armenia Mountain generating facility in Troy, Pennsylvania whose Employment Commencement Date is June 30, 2015.

Sec. 2.7 ARRI Participant. “ARRI Participant” means a Participant who is a Qualified Employee of ALLETE Renewable Resources, Inc.

Sec. 2.8 Bargaining Unit Employee. “Bargaining Unit Employee” means a Qualified Employee who is covered by the provisions of a collective bargaining agreement between his or her collective bargaining representative and a Participating Employer that provides for his or her participation in the Plan.

Exhibit 99.1
Sec. 2.9 Before Tax Contributions. “Before Tax Contributions” are amounts contributed pursuant to Sec. 5.1.

Sec. 2.10 Beneficiary. “Beneficiary” means the person or persons designated as such pursuant to Article VIII who survive the Participant.

Sec. 2.11 BNI Energy Participant. “BNI Energy Participant” means a Participant who is a Qualified Employee of BNI Coal, Ltd.

Sec. 2.12 Code. “Code” means the Internal Revenue Code of 1986 as from time to time amended.

Sec. 2.13 Committee. “Committee” means the committee appointed by the Company to administer the Plan.

Sec. 2.14 Common Control. An entity (whether corporation, partnership, sole proprietorship, or otherwise) is under “Common Control” with another entity (i) if both entities are corporations which are members of a controlled group of corporations as defined in Code § 414(b), or (ii) if both entities are trades or businesses (whether or not incorporated) which are under common control as defined in regulations under Code § 414(c), or (iii) if both entities are members of an “affiliated service group” as defined in Code § 414(m), or (iv) to the extent both entities are required to be aggregated pursuant to regulations under Code § 414(o). In applying the preceding sentence for purposes of Sec. 6.1, Code § 414(b) and (c) are deemed to be modified as provided in Code § 415(h).

Sec. 2.15 Company Stock. “Company Stock” means common stock of the Company.

Sec. 2.16 Eligibility Computation Period. An employee’s first Eligibility Computation Period is the 12-consecutive-month period beginning on his or her Employment Commencement Date. His or her second Eligibility Computation Period is the Plan Year commencing in said 12-consecutive-month period. Each subsequent Plan Year prior to the end of the Plan Year in which the employee has a 1-Year Break in Service is an Eligibility Computation Period. If subsequent to a 1-Year Break in Service he or she had another Employment Commencement Date, Eligibility Computation Periods for the period beginning on such date shall be computed as though such date were the individual’s first Employment Commencement Date.

Sec. 2.17 Employment Commencement Date. “Employment Commencement Date” means the date on which an employee first performs service as a common law employee of a Participating Employer or Affiliate.

Sec. 2.18 ERISA. “ERISA” means the Employee Retirement Income Security Act of 1974 as from time to time amended.

Sec. 2.19 ESOP. “ESOP” means the Minnesota Power and Affiliated Companies Employee Stock Ownership Plan, a predecessor to this Plan.

Sec. 2.20 Exempt Loan. “Exempt Loan” means a direct or indirect extension of credit to the Plan that is not prohibited by Code § 4975, subject to the following:

(a) The Exempt Loan may be made or guaranteed by either a party in interest (as defined in § 3(14) of ERISA) or disqualified person (as defined in Code § 4975).

(b) The proceeds of the Exempt Loan must be used solely, and within a reasonable time after their receipt, to acquire Company Stock for the Unallocated Reserve, or to repay such Exempt Loan, or to repay a prior Exempt Loan, or for any combination of the foregoing purposes.

(c) The Exempt Loan must be without recourse against the Fund except that:

(1) The Company Stock acquired with the proceeds of the Exempt Loan may be pledged or otherwise used to secure repayment of the Exempt Loan, and

Exhibit 99.1
(2) Any Company Stock which was acquired with the proceeds of a prior Exempt Loan which was repaid with the proceeds of the Exempt Loan may be pledged or otherwise used to secure repayment of the Exempt Loan, and

(3) Any cash contributions made to the Plan that are made for the purpose of satisfying the Plan’s obligations under the Exempt Loan (and earnings thereon) may be pledged or otherwise used to secure repayment of the Exempt Loan, and

(4) The unallocated earnings attributable to unallocated shares of Company Stock acquired with the proceeds of an Exempt Loan may be pledged or otherwise used as security for another Exempt Loan.

(d) The Exempt Loan must provide for principal and interest to be paid over a specific term.

(e) The number of shares which shall be so released from the Unallocated Reserve for a particular Plan Year shall equal the number of shares of Company Stock held in the Unallocated Reserve immediately before the release of any shares for the Plan Year multiplied by a fraction with a numerator equal to all principal and interest payments made on the Exempt Loan for said Plan Year and a denominator equal to the total principal and interest to be paid under the Exempt Loan for the current Plan Year and all subsequent years. The number of future years for which principal and interest are payable under the Exempt Loan must be definitely ascertainable and must be determined without taking into account any possible extensions or renewal periods. If the interest rate under the loan is variable, the amount of future interest payable shall be calculated by using the interest rate in effect on the last day of the current Plan Year. A separate suspense account will be maintained for each Exempt Loan, and the foregoing calculations will be made separately for each such loan and suspense account.

(f) The rate of interest (which may be fixed or variable) on the Exempt Loan must not be in excess of a reasonable rate of interest considering all relevant factors including (but not limited to) the amount and duration of the loan, the security given, the guarantees involved, the credit standing of the Plan, the Company, and the guarantors, and the generally prevailing rates of interest.

(g) In the event of default upon an Exempt Loan, the fair market value of Company Stock and other assets which can be transferred in satisfaction of the loan must not exceed the amount of the loan. If the lender is a party in interest (as defined in ERISA) or disqualified person (as defined in the Code), the loan must provide for a transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to satisfy the payment schedule of the Exempt Loan.

(h) For purposes of subsection (e), a loan payment shall be considered to be made for a Plan Year if the Company so determines and the loan payment is made within a reasonable time after the close of such Plan Year.

(i) An exempt loan must be primarily for the benefit of Participants as provided in Treas. Reg. 54.4975-7(b)(3)(i).

(j) Payments made by the trustee with respect to any Exempt Loan during a plan year must not exceed an amount equal to the sum of (1) contributions (other than contributions of Company Stock) that are made under the Plan to meet its obligations under the Exempt Loan, and (2) earnings attributable to collateral given for the Exempt Loan and the investment of such contributions received during or prior to the year less such payments in prior years. Such contributions and earnings must be accounted for separately in the books of account of the Plan until the Exempt Loan is repaid.

Sec. 2.21 Florida Landmark Participant. “Florida Landmark Participant” means a Participant who is a Qualified Employee of Florida Landmark Communities LLC or Palm Coast Holdings, Inc.

Sec. 2.22 Fund. “Fund” means the aggregate of assets described in Sec. 12.1.

Exhibit 99.1
Sec. 2.23 Group I Participant. A Participant who meets the requirements of (a), (b), or (c) is a Group I Participant during periods after September 30, 2006 while he or she is a Non-Bargaining Unit Employee:

(a) A Participant meets the requirements of this subsection (a) if he or she is a Non-Bargaining Unit Employee on September 30, 2006.

(b) A Participant meets the requirements of this subsection (b) if, on September 30, 2006, he or she was employed by a Participating Employer or other entity under Common Control with the Company in a capacity other than as a Non-Bargaining Unit Employee. For example, an individual satisfies the requirements of this subsection if he or she is a Bargaining Unit Employee on September 30, 2006.

(c) A Participant satisfies the requirements of this subsection (c) if, on September 30, 2006, he or she was on leave of absence from a Participating Employer or other entity under Common Control with the Company or was receiving benefits from a Participating Employer’s long-term disability program.

However, if a Participant described in (a), (b), or (c) has a Termination of Employment after September 30, 2006 and is later rehired by a Participating Employer, he or she is not a Group I Participant during the period of reemployment. Also, if a Participant had a Termination of Employment prior to October 1, 2006 and is rehired on or after said date, he or she is not a Group I Participant. Also, an individual is not a Group I Participant during any period while he or she is a Florida Landmark Participant or a U.S. Water Participant.

Sec. 2.24 Group II Participant. “Group II Participant” means a Participant who is a Non-Bargaining Unit Employee and who is not a Group I Participant, a Florida Landmark Participant, a U.S. Water Participant, or a BNI Energy Participant.

Sec. 2.25 Group III Participant. “Group III Participant” means a Participant who was hired or rehired on or after February 1, 2011 as an employee in the Minnesota Power bargaining unit, except that a Participant in the Minnesota Power bargaining unit with the IBEW Local 1593 shall be a Group III Participant regardless of such Participant’s hire or rehire date. Further, Group III Participant also includes a Bargaining Unit Employee who is also an ARRI Participant, regardless of such Participant’s hire or rehire date.

Sec. 2.26 Highly Compensated Employee. “Highly Compensated Employee” means an employee described in (a) or (b):

(a) The employee at any time during the current or prior Plan Year was a 5% owner as defined in Code § 416(i)(1).

(b) The employee received Testing Wages for the prior Plan Year equal to or greater than the applicable limit under Code § 414(q), which is $120,000 if 2016 is the prior Plan Year and is subject to a cost-of-living adjustment after 2016.

Sec. 2.27 Hour of Service. An “Hour of Service” or “Hours of Service” are determined according to the following subsections with respect to each applicable computation period:

(a) Hours of Service are computed only with respect to service with Participating Employers (for service both before and after the Participating Employer becomes such) and Affiliates and are aggregated for service with all such employers.

(b) Hours of Service shall be credited as follows:

(1) Each hour for which the employee is paid, or entitled to payment, for the performance of duties during the applicable computation period is an Hour of Service.

(2) Each hour for which the employee is paid, or entitled to payment, by an employer on account of a period of time during which no duties are performed (irrespective of whether the employment

Exhibit 99.1
relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence, is an Hour of Service, subject to the following:

(A) An hour for which the employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited to the employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workmen’s compensation, unemployment compensation, or disability insurance laws.

(B) Hours of Service shall not be credited for a payment which solely reimburses the individual for medical or medically related expenses.

(C) No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period.

(3) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the employer is an Hour of Service. Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in paragraph (2) shall be subject to the limitations set forth in that paragraph. Such Hours of Service shall be credited to the computation period or periods to which the award or agreement for back pay pertains, rather than to the computation period in which the award, agreement or payment is made.

(4) Hours under this subsection shall be calculated and credited pursuant to section 2530.200b-2 of the Department of Labor Regulations, which are incorporated herein by this reference.

(c) Nothing in this section shall be construed as denying an employee credit for an Hour of Service if credit is required by any federal law other than ERISA. The nature and extent of such credit shall be determined under such other law.

(d) In no event shall duplicate credit as an Hour of Service be given for the same hour.

Sec. 2.28 Leased Employees. A “Leased Employee” is a person who is a “leased employee” within the meaning of Code §414(n) with respect to services that person provides to the Company and other members of the Control Group. Code §414(n) generally provides that a “leased employee” is any person (other than an employee of the recipient) who, pursuant to an agreement between the recipient and any other person (the “leasing organization”), has performed services for the recipient (or for the recipient and related persons determined in accordance with Code §414(n)(6)) on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control by the recipient. For purposes of determining Aggregate Continuous Service, the term “Leased Employee” also includes a person who would meet the requirements of Code §414(n) with respect to such services but for his or her failure to complete a year of leased service. Individuals may not become Participants or accrue benefits under the Plan while they are Leased Employees. As provided in Code §414(n)(1)(B), contributions or benefits provided a Leased Employee by the leasing organization which are attributable to service performed for the recipient are treated as provided by the recipient for purposes of the requirements listed in Code §414(n)(3).

Sec. 2.29 Named Fiduciary. The Company is a “Named Fiduciary” for purposes of ERISA. Other persons are also Named Fiduciaries under ERISA if so provided by said Act or if so identified by the Company. Such other person or persons shall have such authority to control or manage the operation and administration of the Plan, including control or management of the assets of the Plan, as may be provided by ERISA or as may be delegated by the Company.

Sec. 2.30 Non-Bargaining Unit Employee. “Non-Bargaining Unit Employee” means a Qualified Employee described in (1) or (2):

(1) An employee who is not a member of any collective bargaining unit.

Exhibit 99.1
(2) An employee who is a member of a collective bargaining unit but for whom there is no collective bargaining agreement.

Sec. 2.31 Non-Highly Compensated Employee. “Non-Highly Compensated Employee” means an employee of a Participating Employer who is not a Highly Compensated Employee.

Sec. 2.32 Normal Retirement Age. “Normal Retirement Age” is age 65.

Sec. 2.33 Participant. A “Participant” is an individual described as such in Article III.

Sec. 2.34 Participating Employer. The Company is a Participating Employer in the Plan. Any other employer under Common Control with the Company may also become a Participating Employer effective as of a date specified by it in its adoption of the Plan. The Participating Employers are listed on Schedule 1.

Sec. 2.35 Partnership Allocation. “Partnership Allocation” means an amount allocated pursuant to Sec. 4.4(c).

Sec. 2.36 Period of Continuous Service. A “Period of Continuous Service” is the period beginning on an employee’s Employment Commencement Date and ending on the day before the day on which the employee begins a Recognized Break In Service. The duration of a Period of Continuous Service is measured in years and days.

Sec. 2.37 Periodic Pay. A Participant’s “Periodic Pay” for a calendar quarter or other portion of a Plan Year means straight time pay received during said period, subject to the following:

(a) Periodic Pay is the gross amount before any reduction pursuant to Code §§ 125, 132(f)(4) or 401(k).

(b) Periodic Pay includes commissions. Advances against future commissions are included in Periodic Pay at the time of the advance.

(c) Periodic Pay also includes contract pilot pay and standby pay.

(d) Periodic Pay excludes all other payments such as:

a. Overtime compensation, except when overtime is paid to employees on 12-hour shift schedules for the purpose of leveling their pay so that their aggregate pay is equivalent to pay for a 40-hour week.

a. All bonuses and incentive pay;

a. Expense allowances;

a. Employer contributions to this Plan or other employee benefit plans;

a. Any other payments of a nature similar to the foregoing.

(e) Periodic Pay for a Plan Year shall not exceed the limit under Code § 401(a)(17), which is $265,000 for 2016 and is subject to a cost-of-living adjustment for Plan Years after 2016.

Sec. 2.38 Plan Year. The “Plan Year” is the 12-consecutive-month period commencing on January 1.

Sec. 2.39 Qualified Employee. “Qualified Employee” means each common law employee of a Participating Employer, subject to the following:

Exhibit 99.1
(a) An employee is not a Qualified Employee prior to the date as of which his or her employer becomes a Participating Employer.

(b) During any period that an employee is covered by the provisions of a collective bargaining agreement between his or her collective bargaining representative and a Participating Employer, he or she shall be considered a Qualified Employee for purposes of this Plan if and only if such agreement expressly so provides. For purposes of this section only, such an agreement shall be deemed to continue after its formal expiration during collective bargaining negotiations pending the execution of a new agreement.

(c) An employee is a Qualified Employee during a period of absence from active service which does not result from his Termination of Employment, provided he or she is a Qualified Employee at the commencement of such absence.

(d) An employee is not a Qualified Employee during any period in which he or she is not residing in the United States.

(e) An officer of ALLETE, Inc. whose primary employer is not a Participating Employer is not a Qualified Employee.

(f) No U.S. Water Services, Inc. employee who was a participant in the Tonka Equipment Company Savings and Retirement Plan on September 1, 2017, when U.S. Water Services, Inc. acquired Tonka Equipment Company, shall become a Qualified Employee (or, by extension, a U.S. Water Participant) prior to January 1, 2018.

Sec. 2.40 Recognized Break in Service. A “Recognized Break In Service” is a period of at least a 12 consecutive month duration which begins on the day on which an individual’s Termination of Employment occurs. A Recognized Break In Service ends, if ever, on the day on which the individual again performs service as an employee of a Participating Employer or Affiliate. However, if an individual is absent from work for maternity or paternity reasons, the 12-month period beginning with the first day of such absence shall not be included in a Recognized Break In Service. For purposes of this subsection, an absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the individual, (ii) by reason of birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.

Sec. 2.41 Retirement Plan A. “Retirement Plan A” means ALLETE and Affiliated Companies Retirement Plan A as amended from time to time.

Sec. 2.42 Retirement Plan B. “Retirement Plan B” means ALLETE and Affiliates Companies Retirement Plan B as amended from time to time.

Sec. 2.43 Rollover Contributions. “Rollover Contributions” are amounts rolled into this Plan from another Plan pursuant to Sec. 5.3.

Sec. 2.44 Roth 401(k) Contributions. “Roth 401(k) Contributions” are amounts contributed pursuant to Sec. 5.4.

Sec. 2.45 Salary. “Salary” means a Participant’s regular periodic salary, standby pay and contract pilot pay. Salary also includes commissions and advances on commissions. Salary is the gross amount, before any reduction under Code §§ 125, 132(f)(4), or 401(k). Salary is also subject to the following:

(a) A Participant’s Salary shall not exceed the limit under Code § 401(a)(17).

(b) Salary excludes severance pay and any other amounts paid after a Participant’s Termination of Employment, except a Participant’s final pay for service rendered while an employee is included in Salary, including final pay that relates to unused vacation or other paid time off which the Participant was entitled to

Exhibit 99.1
prior to his Termination of Employment, provided it is paid within 2 ½ months after Termination of Employment or, if later, by the end of the Plan Year in which the Termination of Employment occurred.

(c) For all Participants, other than U.S. Water Participants, Salary does not include, taxable fringe benefits, reimbursements or other expense allowances.

(d) For all Participants, other than U.S. Water Participants and BNI Energy Participants, Salary does not include discretionary bonuses.

(e) In the case of U.S. Water Participants and BNI Energy Participants, Salary does not include payments made on account of a Participant’s disability under a disability insurance plan.

Sec. 2.46 Spouse. “Spouse” means a Participant's legally-recognized spouse.

Sec. 2.47 Supplemental Retirement Plan. “Supplemental Retirement Plan” or “SRP” means the Minnesota Power and Affiliated Companies Supplemental Retirement Plan, a predecessor to this Plan.

Sec. 2.48 Termination of Employment. The “Termination of Employment” of an employee for purposes of the Plan shall be deemed to occur upon his or her resignation, discharge, retirement, death, failure to return to active work at the end of an authorized leave of absence or the authorized extension or extensions thereof, failure to return to work when duly called following a temporary layoff, or the happening of any other event or circumstance which under the policy of his or her employer as in effect from time to time, results in the termination of the employer-employee relationship; provided, however, that a Termination of Employment shall not be deemed to occur upon a transfer between any combination of Participating Employers and Affiliates.

Sec. 2.49 Testing Wages. “Testing Wages” is used to determine which individuals are Highly Compensated Employees, and to apply various limits required by the Code, including the Code § 401(m) contribution percentage limit and the Code § 415 limit on annual additions. Testing Wages means a Participant’s total compensation received from Participating Employers and other entities under Common Control with the Company that is reported in Box 1 of Internal Revenue Service Form W-2, subject to the following:

(a) Testing Wages means the gross amount before any reduction pursuant to Code §§ 125, 132(f)(4) or 401(k).

1. Testing Wages shall not exceed the limit under Code § 401(a)(17).

1. Testing Wages excludes severance pay and any other amounts paid after a Participant’s Termination of Employment. However, a Participant’s final pay for service rendered while an employee is included in Testing Wages provided it is paid within 2 ½ months after Termination of Employment or, if later, by the end of the Plan Year in which the Termination of Employment occurred.

1. Amounts such as fringe benefits, employer paid life insurance premiums, gains from stock option exercises or restricted stock, and moving expense reimbursements are included in Testing Wages to the extent such amounts are reported in Box 1 of Form W-2, as are all other items so reported.

1. In cases where a Participant has a Total Disability, Testing Wages includes an imputed amount equal to the Participant’s rate of pay immediately prior to the date he or she became disabled.

Sec. 2.50 Total Disability. “Total Disability” means eligibility for a benefit under the Company’s (or Participating Company’s) long-term disability plan.

Sec. 2.51 Trust Agreement. A “Trust Agreement” or “Trust” is an agreement entered into between the Company and a Trustee pursuant to Sec. 12.2.

Exhibit 99.1

Sec. 2.52 Trustee. The “Trustee” is the trustee or trustees appointed and acting from time to time for the purpose of holding, investing, and disbursing all or a portion of the Fund.

Sec. 2.53 Unallocated Reserve. “Unallocated Reserve” means that portion of the Fund which consists of shares of Company Stock (and dividends and any other earnings attributable thereto) acquired with the proceeds of an Exempt Loan and which are held in suspense pending allocation to Participants’ Accounts pursuant to Article IV.

Sec. 2.54 U.S. Water Participant. “U.S. Water Participant” means a Participant who is a Qualified Employee of U.S. Water Services, Inc.

Sec. 2.55 USW Matching Contribution. “USW Matching Contribution” means an amount contributed pursuant to Sec. 4.10.

Sec. 2.56 Valuation Date. “Valuation Date” means each date on which the Fund and Accounts are valued as provided in Article VII. Each business day of the Plan Year is a Valuation Date.

Sec. 2.57 1-Year Break in Service. “1-Year Break in Service” means a Plan Year in which (i) the employee has no Hours of Service and (ii) an employer-employee relationship with a Participating Employer or Affiliate is not in effect at any time. The 1-Year Break in Service shall be recognized as such on the last day of such Plan Year.

(a) For purposes of determining whether a 1-Year Break in Service has occurred, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined 8 Hours of Service per day of such absence; provided, however, that the total number of Hours of Service recognized under this subsection shall not exceed 501 hours. The Hours of Service credited under this subsection shall be credited in the Plan Year in which the absence begins if the crediting is necessary to prevent a 1-Year Break in Service in that Plan Year or, in all other cases, in the following Plan Year.

(b) For purposes of subsection (a), an absence from work from maternity or paternity reasons means an absence (i) by reason of the pregnancy of the individual, (ii) by reason of a birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.

ARTICLE III
PLAN PARTICIPATION

Sec. 3.1 Eligibility for Participation. Each Qualified Employee shall become a Participant as follows:

(a) For purposes of making Before Tax, After Tax, Rollover, and Roth 401(k) Contributions under Article V, an individual shall become a Participant immediately upon becoming a Qualified Employee.

(b) For purposes of sharing in Group I, Group II, and Florida Landmark Partnership Allocations under Article IV, a Qualified Employee shall become a Participant on the first day of the calendar quarter on which he or she satisfies both of the following requirements:

(1) He or she completes a year of Aggregate Continuous Service.

(2) He or she is a Non-Bargaining Unit Employee.

Exhibit 99.1
An employee who transfers to a position as a Non-Bargaining Unit Employee after he or she completes a year of Aggregate Continuous Service will become a Participant for purposes of sharing in Partnership Allocations on the first day of the calendar quarter coincident with or next following the transfer date.

(c) For purposes of sharing in Group I and Group II Matching Allocations under Article IV, a Qualified Employee shall become a Participant on the first day of the calendar quarter on which he or she satisfies both of the following requirements:

(1) He or she completes a year of Aggregate Continuous Service.

(2) He or she is a Non-Bargaining Unit Employee.

An employee who transfers to a position as a Non-Bargaining Unit Employee after he or she completes a year of Aggregate Continuous Service shall become a Participant for purposes of sharing in Matching Allocations on the first day of the calendar quarter coincident with or next following the transfer date.

(d) For purposes of sharing in Bargaining Unit Allocations under Article IV, a Qualified Employee shall become a Participant on the first day of the calendar quarter on which he or she satisfies both of the following requirements:

(1) He or she completes a year of Aggregate Continuous Service.

(2) He or she is a Bargaining Unit Employee.

An employee who transfers to a position as a Bargaining Unit Employee after he or she completes a year of Aggregate Continuous Service shall become a Participant for purposes of sharing in Bargaining Unit Allocations on the first day of the calendar quarter coincident with or next following the transfer date. Notwithstanding the preceding, a Qualified Employee in the Minnesota Power bargaining unit with the IBEW Local 1593 shall not be eligible for Bargaining Unit Allocations, unless such collective bargaining agreement specifically provides for such Bargaining Unit Allocations.

(e) An individual hired or rehired on or after February 1, 2011 as an employee in the Minnesota Power bargaining unit will be eligible to participate as follows:

(1) He or she will become a Group III Participant for purposes of allocating Partnership Allocations on the first day of the calendar quarter following completion of a year of Aggregate Continuous Service, provided he or she is employed in the Minnesota Power bargaining unit on said date.

(2) He or she will become a Group III Participant for purposes of allocating Matching Allocations on the first day of the calendar quarter following completion of a year of Aggregate Continuous Service, provided he or she is employed in the Minnesota Power bargaining unit on said date.

(3) Such individuals are eligible to share in Bargaining Unit Allocations upon satisfying the requirements in (d) above.

An employee who transfers to a position in which he or she meets the requirements to be a Group III Participant will be eligible for the allocations referred to in this subsection on the first day of the calendar quarter coincident with or next following the transfer date.

(f) For purposes of sharing in USW Matching Contributions under Article IV, an employee of U.S. Water Services, Inc. shall become a Participant immediately upon becoming a Qualified Employee.

(g) For purposes of sharing in BNI Energy Matching Contributions under Article IV, a BNI Energy Participant shall become a Participant immediately upon becoming a Qualified Employee.

Exhibit 99.1
(h) For purposes of sharing in BNI Energy Non-Elective Contributions under Article IV, a BNI Energy Participant that is a Non-Bargaining Unit Employee shall become a Participant immediately upon becoming a Qualified Employee, and a BNI Energy Participant that is a Bargaining Unit Employee shall become a Participant following completion of a year of Aggregate Continuous Service.

Sec. 3.2 Duration of Participation. A Participant shall continue to be such until the later of (i) the Participant’s Termination of Employment, or (ii) the date all benefits, if any, to which he or she is entitled hereunder have been distributed from the Fund.

Sec. 3.3 Reemployment. If a former employee is reemployed as a Qualified Employee:

(a) If the individual was a Participant under Sec. 3.1(b), (c), (d), or (e) (or any predecessor provision) during his or her previous period of employment, he or she will resume being a Participant immediately.

(b) If the individual had not yet qualified as a Participant under Sec. 3.1 during his or her previous period of employment, the prior service will be recognized for purposes of determining Aggregate Continuous Service and Years of Eligibility Service under Sec. 3.1.

Sec. 3.4 No Guarantee of Employment. Participation in the Plan does not constitute a guarantee or contract of employment with a Participating Employer. Such participation shall in no way interfere with any rights the Participating Employer would have in the absence of such participation to determine the duration of the employee’s employment with the Participating Employer.

ARTICLE IV
ESOP AND COMPANY CONTRIBUTION PROVISIONS

Sec. 4.1 Leveraged Stock Acquisitions. Upon direction by the Company, the Trustee is authorized to enter into one or more Exempt Loans. The proceeds of any Exempt Loan shall be used as provided in Sec. 2.20. All shares of Company Stock acquired with the proceeds of any Exempt Loan shall be credited to the Unallocated Reserve until such time as they are released pursuant to Sec. 2.20(e).

Sec. 4.2 Leveraged ESOP Contributions. The Participating Employers shall make sufficient cash contributions to enable the Trustee to pay any currently maturing obligations under an Exempt Loan, to the extent those obligations have not been paid with dividends pursuant to Sec. 4.3 or with income on other assets held in the Unallocated Reserve. The Participating Employers may also make additional cash contributions for the purpose of repaying the Exempt Loan more rapidly than is required under the terms of that loan. The decision whether to prepay the loan is subject to the consent of the Company in its capacity as sponsor of the Plan. Payments on an ESOP loan with respect to a Plan Year may not exceed the sum of contributions under this section and dividends available for such loan payments under Sec. 4.3 (including contributions and dividends paid in prior Plan Years) minus such payments for prior Plan Years.

Sec. 4.3 Application of Dividends. “Dividends” on shares of Company Stock in the Unallocated Reserve and on shares of Company Stock in Accounts shall be applied as follows:

(a) Dividends on Shares Held in Basic Accounts. Any Participant who has a Basic Pre-1989 or Basic Post-1989 Account may elect under Sec. 10.12 to receive a cash distribution of the dividends on the shares in said Account. Any remaining dividends on shares in Basic Pre-1989 Accounts will be used to make payments on the Exempt Loan. Any remaining dividends on shares in Basic Post-1989 Accounts will remain in such Accounts.

(b) Dividends on Shares Held In Unallocated Reserve And On Allocated Shares Acquired Through Leveraged Stock Acquisitions. Dividends received on shares of Company Stock held in the Unallocated Reserve and on shares of Company Stock allocated to Accounts (other than Basic Pre-1989 or Basic Post-1989 Accounts) that were originally acquired with the proceeds of an Exempt Loan will be used to pay principal and interest then due on the Exempt Loan used to acquire such shares. If the amount of such dividends exceeds the amount needed to pay such principal and interest, the excess shall be held in the Unallocated Reserve until it is

Exhibit 99.1
needed to pay principal and interest due on such Exempt Loan or, with the prior concurrence of the Company (in its capacity as sponsor of the Plan), the excess may be used to prepay principal on such Exempt Loan. Once an Exempt Loan has been totally repaid, dividends on allocated shares acquired with that loan shall remain in Participant Accounts unless withdrawn pursuant to Sec. 10.12.

(c) Dividends On Other Shares. Dividends on shares originally acquired by the Plan from sources other than tax credit contributions and leveraged stock acquisitions (e.g. dividends or shares purchased by the Plan in non-leveraged transactions) shall remain in the Accounts in which the shares are held. Such dividends shall be added to the Account balance on the dividend payment date. Under applicable law, such dividends may not be used for loan payments. Such dividends are available for withdrawal to the extent provided under Sec. 10.12.

(d) Dividends used to make loan payments will be applied first to principal. To the extent possible, dividends used to make loan payments will be applied first to any principal payments that are being made on the loan, and any remaining portion will be applied to pay interest.

Sec. 4.4 Allocations. Shares of Company stock released from the Unallocated Reserve pursuant to Sec. 2.20(e), and non-elective contributions made by the Company pursuant to Section 4.9, if any, shall be allocated among Accounts as provided in this section.

(a) Allocations To Replace Dividends. If dividends paid on Company Stock held in Participants’ Accounts are used to make payments on the Exempt Loan, there shall be allocated to each such Account from the Unallocated Reserve Company Stock having a value equal to the amount of dividends so used. “Value” for this purpose shall be determined according to the New York Stock Exchange closing price on the payment date for the particular dividend. Such allocations will occur on the date the dividend is paid. Allocations under this Section 4.4(a) are suspended and not applicable when no Exempt Loan is outstanding.

(b) Tax Reduction Allocations. Each Plan Year the Company will estimate the tax savings it will realize as a result of the tax deduction for dividends paid during the Plan Year on Company Stock held in Basic Pre-1989 and Basic Post-1989 Accounts. This estimate will recognize both tax savings during the current Plan Year and the present worth of any future tax savings in the event the full deduction cannot be used currently. Shares of Company Stock equivalent to the estimated tax savings will be allocated among Special Accounts as provided in this subsection. The total number of shares to be allocated under this subsection will have an aggregate fair market value equivalent to the estimated tax savings. “Fair market value” for this purpose means the then fair market value per share of Company Stock. These shares will be from the Unallocated Reserve. A portion of these shares will be allocated as provided in paragraph (1), and the remainder of them will be allocated as provided in paragraph (2):

(1) Allocations According to Shares Held on December 31, 2006. A portion of the shares will be allocated among eligible Participants in proportion to the number of shares of Company Stock they have credited to their Basic Pre-1989 Accounts as of December 31, 2006. The number of shares allocated under this paragraph (1) will be determined by the Company and will be set in a way so that the allocation satisfies the requirements of Code § 401(a)(4).

(2) Per Capita Allocations. The remainder of the shares will be allocated among eligible Participants in equal amounts per capita.

(3) If a Participant has a Termination of Employment during a Plan Year, the allocation under (1) and (2) will be prorated, and he or she will receive one fourth of the normal allocation for each dividend payment date on which he or she is an Active Participant. No Tax Reduction Allocations will be made to the Participant for any Plan Year after the Plan Year in which the Termination of Employment occurred.

(4) If a Participant withdraws all or any portion of his or her Basic Pre-1989 Account pursuant to Sec. 10.11 during 2007 or any subsequent Plan Year, the allocation under (1) and (2) for said Plan Year will be prorated, and he or she will receive one fourth of the normal allocation for each dividend payment date preceding the withdrawal. No Tax Reduction Allocations will be made to the Participant for any Plan Year after the Plan Year in which the withdrawal occurred.

Exhibit 99.1
(5) To share in such allocations, a Participant must have a Basic Pre-1989 Account. If such a Participant has a Termination of Employment or withdrawal after 2006 under Sec. 10.11, allocations will be limited as provided in (3) and (4).

(c) Partnership Allocations. A Partnership Allocation will be made to the Partnership Account of each Group I Participant, Group II Participant, Group III Participant, and Florida Landmark Participant, subject to the following:

(1) Partnership Allocations are made quarterly.

(2) The Partnership Allocation for each Group I Participant for a calendar quarter will be not less than the percentage of Periodic Pay for that quarter determined from the following table:

Participant’s attained age in whole Allocation percentage
years on December 31 of the Plan Year
in which the quarter occurs

Under Age 30 6.0%
Age 30 to 39 6.5%
Age 40 to 44 7.5%
Age 45 to 54 8.5%
Age 55 or older 11.5%

(3) However, if a Group I Participant is 59 or older on January 1, 2006, his or her quarterly allocation will be equal to not less than 12% of Periodic Pay.

(4) The Partnership Allocation for each Group II Participant or Group III Participant for a calendar quarter will be not less than 6% of the Participant’s Periodic Pay for that quarter.

(5) The Partnership Allocation for each Florida Landmark Participant for a calendar quarter will be not less than 3% of the Participant’s Periodic Pay for that quarter.

(6) A Participant’s Partnership Allocation will consist of cash and/or shares of Company Stock with a fair market value sufficient to provide the percentage determined from (2), (3), (4) or (5), whichever is applicable. “Fair market value” for this purpose will be the then fair market value per share of Company Stock.

(7) Except as provided in (10) of this subsection, for purposes of determining Periodic Pay, pay for service in any job category other than as a Group I Participant, Group II Participant, Group III Participant, or Florida Landmark Participant, and pay prior to the date an individual satisfied the eligibility requirements of Sec. 3.1(b), (e) or (f) will be disregarded.

(8) Shares of Company Stock to provide Partnership Allocations will come from the Unallocated Reserve.

(9) If the amount available for allocation for a Plan Year is greater than the amount necessary to make the minimum allocations required by (2), (3), (4) and (5), the excess amount shall be allocated in proportion to Periodic Pay for the fourth quarter of that Plan Year.

(10) A Participant will be eligible to share in Partnership Allocations for a calendar quarter only if he or she is a Group I Participant, Group II Participant, Group III Participant, or Florida Landmark Participant on the first day of that quarter. If an individual eligible for Partnership Allocations transfers to a job category where Partnership Allocations are not provided, or are provided at a different percentage, he or she will nevertheless continue receiving Partnership Allocations through the end of the quarter in which the transfer occurred at the percentage in effect prior to the transfer.

Exhibit 99.1
(d) Bargaining Unit Allocations. A Bargaining Unit Allocation will be made to the Bargaining Unit Account of each eligible Bargaining Unit Employee, subject to the following:

(1) A Participant will be eligible to share in the Bargaining Unit Allocation for a calendar quarter only if he or she is a Bargaining Unit Employee and Active Participant on the first day of that quarter. If a Participant transfers to a job in which he or she is not a Bargaining Unit Employee after the first day of the quarter, he or she will nevertheless receive a Bargaining Unit Allocation based on his or her Periodic Pay for the entire quarter.

(2) The Bargaining Unit Allocation for a calendar quarter shall consist of shares of Company Stock having a fair market value equal to 1% multiplied by the Participant’s Periodic Pay for that calendar quarter.

(3) The fair market value of shares of Company Stock for purposes of determining the Bargaining Unit Allocation for a quarter will be the then fair market value per share of Company Stock.

(4) Bargaining Unit Allocations for a quarter will occur as of the end of that quarter.

(5) Shares for the Bargaining Unit Allocation will come from the Unallocated Reserve.

(6) Participants in the Minnesota Power bargaining unit with the IBEW Local 1593 shall not be eligible for Bargaining Unit Allocations, unless such collective bargaining agreement specifically provides for such Bargaining Unit Allocations.

(e) Matching Allocations. A Matching Allocation determined as follows will be made each calendar quarter to the Matching Account of each eligible Group I Participant, Group II Participant, and Group III Participant who has satisfied the applicable requirements of Sec. 3.1:

(1) If a Participant eligible for Matching Allocations transfers to a job in which he or she is no longer eligible for Matching Allocations, his or her Matching Allocations will continue until the end of the calendar quarter in which the transfer occurred.

(2) The quarterly Matching Allocation for Group I Participants will consist of cash and/or shares of Company Stock having a fair market value equal to 100% of the Participant’s Before Tax Contributions and Roth 401(k) Contributions during said quarter, but disregarding any Before Tax Contributions and Roth 401(k) Contributions in excess of 4% of the Participant’s Periodic Pay for the quarter.

(3) The quarterly Matching Allocation for Group II Participants and Group III Participants will consist of cash and/or shares of Company Stock having a fair market value equal to 100% of the Participant’s Before Tax Contributions and Roth 401(k) Contributions during said quarter, but disregarding any Before Tax Contributions and Roth 401(k) Contributions in excess of 5% of the Participant’s Periodic Pay for the quarter.

(4) The fair market value of shares of Company Stock for purposes of determining the Matching Allocation for a quarter will be the then fair market value per share of Company Stock.

(5) Matching Allocations for a quarter will occur as of the end of that quarter.

(6) Shares for the Matching Allocation will come from the Unallocated Reserve.

(7) Matching Allocations shall be trued up to the extent necessary so that aggregate Matching Allocations for the Plan Year equals the applicable percentage under paragraphs (2), (3) or (4). The fair market value of shares used to make the true up allocation will be determined as provided in subsection (b).

Exhibit 99.1
If the value of Company Stock available for allocation is less than the amount required to complete all allocations required under this Sec. 4.4, additional amounts of Company Stock shall be released from the Unallocated Reserve in an amount sufficient to complete allocations at the required level. If such advances occur, the Participating Employers shall make contributions such that the Trustee can make subsequent loan payments in an amount sufficient so that the aggregate number of shares required to be released from the Unallocated Reserve for the entire Plan Year under Sec. 2.20(e) is equal to the aggregate number of shares actually released for the entire Plan Year.

Sec. 4.5 Time of Contributions. Contributions by a Participating Employer for a Plan Year shall be paid to the Fund no later than the time (including extensions thereof) prescribed by law for filing the employer’s federal income tax return for the tax year in which the Plan Year ends. Contributions with respect to a particular Plan Year generally shall be made during that year or as soon as reasonably possible after the close of said year.

Sec. 4.6 Long-Term Disability Allocations. If a Participant has a Total Disability:

(a) He or she will be eligible for allocations under Sec. 4.4 during the period while he or she is receiving benefits under the Company’s (or Participating Company’s) long-term disability plan on the same basis as he or she was receiving allocations immediately before becoming disabled.

(b) For purposes of determining the amount of such allocations under Sec. 4.4, the Participant will be deemed to continue having Periodic Pay at the rate in effect immediately before he or she became disabled. Said deemed pay will also be recognized as Testing Wages for purposes of applying the Code §415 limit under Sec. 6.1(a)(2).

(c) Participants are free to make Before Tax Contributions, Roth 401(k) Contributions, or After-Tax Contributions from their long-term disability benefits.

(d) This section does not apply to ARRI Participants, Florida Landmark Participants, U.S. Water Participants, BNI Energy Participants, or any Participant covered under the collective bargaining agreement with MP Local 1593.

Sec. 4.7 Allocations With Respect to Back Pay. Back pay received for a prior quarter which would have constituted Periodic Pay will be treated as follows:

a.If the Participant was eligible to receive Partnership Allocations or Bargaining Unit Allocations for the quarter to which the back pay relates, such allocations will be made at the appropriate percentage from Sec. 4.4(c) or (d), whichever is applicable.

a.The fair market value of shares of Company Stock for purposes of said allocation will be determined as provided in Sec. 4.4(d)(3) for the quarter in which the back pay is paid. For example, if back pay is paid in the first quarter of 2010 with respect to 2009, the shares will be valued as of the last business day of March, 2010.

a.If the Participant is an active employee and deferrals are in effect pursuant to Sec. 5.1 or Sec. 5.4 at the time the back pay is paid, the back pay will be treated as Salary when paid and will be deferred at the rate then in effect. If the Participant is eligible for Matching Allocations under Sec. 4.4(e) for the quarter in which the back pay is paid, amounts deferred pursuant to the preceding sentence will be matched to the extent provided in Sec. 4.4(e).

Sec. 4.8 Trailing Payrolls. A Participant’s final pay for services rendered while an employee is recognized for purposes of determining allocations under Sec. 4.4, provided it is paid within 2½ months after Termination of Employment, or, if later, by the end of the Plan Year in which Termination of Employment occurred.

Sec. 4.9 Discretionary Non-Elective Company Contributions. With respect to each Plan Year beginning on or after January 1, 2015, the Company may contribute to the Plan such amount, if any, as the Company determines in its absolute discretion. The amount contributed by the Company as a discretionary non-elective contribution, if any, when added to all other contributions under the Plan, shall not exceed the maximum amount

Exhibit 99.1
deductible by it for federal income tax purposes under Code Section 404(a)(3). Discretionary non-elective contributions, if any, under this Section 4.9 shall be paid to the Fund either in cash or in Company Stock, as the Company may from time to time determine. In determining the amount of any discretionary non-elective contributions made in the form of Company Stock, shares of Company Stock will be valued at their then fair market value per share, notwithstanding anything else in Section 4.4 or elsewhere in the Plan to the contrary. Any such Company contributions shall be paid to the Trustee by the Company on or before the due date for filing its federal income tax return, including extensions, for the fiscal year of the Company with respect to which the contributions were made. Company discretionary non-elective contributions with respect to a Plan Year under this Section 4.9, if any, shall be allocated to the Accounts of eligible Participants as provided under Section 4.4.

Sec. 4.10 USW Matching Contributions. A USW Matching Contribution will be made to the USW Matching Contribution Account of each eligible U.S. Water Participant for each Plan Year. The amount of such USW Matching Contribution shall be 100% of the Participant’s Before Tax Contributions and Roth 401(k) Contributions during the Plan Year, but disregarding any Before Tax Contributions and Roth 401(k) Contributions in excess of 4% of the Participant’s Salary for the Plan Year. USW Matching Contributions under this Section 4.10 shall be paid to the Fund in cash, and shall be made as of each pay period throughout the Plan Year. Notwithstanding the name of such USW Matching Contributions, such USW Matching Contributions shall only constitute “safe-harbor contributions” under Code Sections 401(k)(12) or (13) to the extent the Plan and such USW Matching Contributions satisfy the applicable requirements under Code Sections 401(k)(12) or (13). In the event the applicable requirements under Code Sections 401(k)(12) or (13) are not satisfied with respect to the Plan or USW Matching Contributions, Participants receiving such USW Matching Contributions shall be subject to the same requirements under the Plan as other Participants making Before Tax and/or Roth 401(k) Contributions and receiving other matching contributions, including the requirements under Code Sections 401(m) and 401(k), and Sections 6.4 and 6.5 of the Plan.

Sec. 4.11 BNI Energy Matching Contributions. A BNI Energy Matching Contribution will be made to the BNI Energy Matching Contribution Account of each eligible BNI Energy Participant for each Plan Year. The amount of such BNI Energy Matching Contribution shall be 100% of the Participant’s Before Tax Contributions and Roth 401(k) Contributions during the Plan Year, but disregarding any Before Tax Contributions and Roth 401(k) Contributions in excess of 5% of the Participant’s Salary for the Plan Year, and such BNI Energy Matching Contributions shall only apply to Salary in excess of $20,000. BNI Energy Matching Contributions under this Section 4.11 shall be paid to the Fund in cash, and shall be made as of each pay period throughout the Plan Year. Participants receiving such BNI Energy Matching Contributions shall be subject to the same requirements under the Plan as other Participants making Before Tax and/or Roth 401(k) Contributions, and receiving other matching contributions, including the requirements under Code Sections 401(m) and 401(k), and Sections 6.4 and 6.5 of the Plan.

Sec. 4.12 BNI Energy Non-Elective Contributions. A BNI Energy Non-Elective Contribution will be made to the BNI Energy Non-Elective Contribution Account of each eligible BNI Energy Participant for each Plan Year. The amount of such BNI Energy Non-Elective Contribution shall be 12% of the Participant’s Salary not in excess of $20,000. BNI Energy Non-Elective Contributions under this Section 4.12 shall be paid to the Fund in cash.

ARTICLE V
PARTICIPANT CONTRIBUTIONS

Sec. 5.1 Before Tax Contributions. Participants may make the Before Tax Contributions to the Plan from Salary pursuant to Code § 401(k), subject to the following:

(a) When an individual becomes eligible to make Before Tax Contributions, he or she shall automatically be enrolled in Before Tax Contributions equal to 5% of the Participant’s Salary. If a former Participant is rehired as a Qualified Employee, he or she will also be automatically enrolled in Before Tax Contributions equal to 5% of Salary. Participants who are automatically enrolled may modify said contribution rate as provided in subsection (c). Said automatic contributions will not commence until at least 30 days after an individual becomes a Participant.

Exhibit 99.1
(b) Each individual who is eligible to make Before Tax Contributions but has not made an affirmative election whether to contribute will automatically be enrolled in Before Tax Contributions equal to 5% of the Participant’s Salary. Such a Participant may modify said contribution rate as provided in subsection (c).

(c) A Participant may at any time modify his or her rate of Before Tax Contributions, discontinue making such Contributions, or resume making such Contributions. If a Participant elects to make Before Tax Contributions, the contribution rate must be a whole percentage of Salary of at least 1%.

(d) A Participant who has not previously made Before Tax Contributions and who is automatically enrolled may elect to withdraw all Before Tax Contributions made on his or her behalf, adjusted for investment gains or losses. Any election under this subsection must be made within 90 days after the date of automatic enrollment. (For this purpose, the 90 day election period begins the day after the first payday that automatic contributions were withheld from the individual’s taxable pay.) A Participant who elects such a withdrawal will forfeit all Matching Allocations with respect to the Before Tax Contributions that are withdrawn. Any such election must take effect not later than the earlier of (i) the pay date for the second payroll period that begins after the date the election was made, or (ii) the first pay date that occurs at least 30 days after the date the election was made. This paragraph only applies to (i) new Participants who are making Before Tax Contributions for the first time, and (ii) individuals who were eligible to contribute in the past but did not make any Before Tax Contributions. Such withdrawals may not be made by individuals who made Before Tax Contributions in the past.

(e) Each Participant who is affected by the Plan’s automatic enrollment provisions will be provided the notice required by Code §414(w)(4).

(f) The Participant’s Participating Employer will make a contribution to the Plan equal to the amount of the Salary reduction.

(g) Because all individuals who are Florida Landmark Participants on January 1, 2012 have affirmative contributions elections in place on said date, the automatic enrollment provisions of this section do not apply to such individuals. The automatic enrollment provisions will apply to Florida Landmark Participants hired after January 1, 2012.

(h) The automatic enrollment provisions above shall apply to U.S. Water Participants and BNI Energy Participants as of November 1, 2018.

Sec. 5.2 After Tax Contributions. A Participant may elect to contribute any whole percentage (but not more than 25%) of his or her Salary to the Plan as an After Tax Contribution. The Participating Employer of a Participant who makes such an election shall withhold the After Tax Contribution from the Participant’s Salary and transmit it to the Plan. A Participant may modify, discontinue, or resume After Tax Contributions at any time. Such contributions do not reduce the Participant’s taxable income and are not subject to Code § 401(k).

Sec. 5.3 Rollover Contributions. With the consent of the Company, which shall be granted in its sole discretion and only if it determines the amount to be transferred constitutes a Rollover Contribution, a Participant may transfer to the Fund an amount that constitutes a Rollover Contribution, subject to the following:

(a) “Rollover Contribution” means a contribution of an amount from another qualified plan, qualified annuity plan, tax sheltered annuity, individual retirement account or annuity, or eligible deferred compensation plan of a state or local government or political division thereof, which may be rolled over to the Plan pursuant to any Code provision which permits such rollovers.

(b) A Rollover Account shall be established for each Participant who makes a Rollover Contribution.

(c) If a Rollover Contribution includes after-tax assets, said assets will be accepted only to the extent the rollover is made as a direct transfer from another plan qualified under Code § 401(a). Such after-tax assets shall be separately accounted for.

Exhibit 99.1
(d) A direct Rollover Contribution from another qualified plan may include amounts attributable to Roth 401(k) Contributions. Such amounts will be accepted only in the form of a direct rollover from the other plan and not in the form of amounts distributed to the Participant and later rolled over. Such amounts will be separately accounted for.

(e) In no event will any hardship distributions (consisting of amounts deferred from taxation under Code § 401(k) or otherwise) be accepted.

Sec. 5.4 Roth 401(k) Contributions. A Participant may elect to have his or her Salary reduced by any whole percentage and contributed to the Plan as a Roth 401(k) contribution. His or her Participating Employer will make a Roth 401(k) contribution to the Plan equal to the amount of the reduction. A Participant may modify, discontinue, or resume Roth 401(k) Contributions at any time. Such Contributions are in lieu of part or all of the Before Tax Contributions the Participant otherwise is eligible to make. Roth 401(k) Contributions are treated by the Participant’s Participating Employer as includible in the Participant’s taxable income at the time the Participant would have received the amount involved in cash but for the contribution election.

Sec. 5.5 Amounts Paid After Termination of Employment. Participant contributions under Sections 5.1, 5.2 or 5.4 may not be made from severance pay or other amounts paid after the Participant’s Termination of Employment, except a Participant’s final pay for service rendered while an employee is included in Salary, including final pay that relates to unused vacation or other paid time off which the Participant was entitled to prior to his Termination of Employment, provided it is paid within 2 ½ months after Termination of Employment or, if later, by the end of the Plan Year in which the Termination of Employment occurred.

Sec. 5.6 Automatic Increase Provision. A Participant may elect to have his or her contributions automatically increased, subject to the following:

(a) Automatic increases will occur for a Participant only if he or she voluntarily elects to enroll in this option.

(b) The automatic increase feature is available for Before Tax Contributions (not including catch-up), After Tax Contributions and Roth 401(k) Contributions.

(c) Each Participant may choose whether automatic increases will occur quarterly, semi-annually or annually.

(d) The automatic increase will be 1% of Salary unless the Participant elects another whole percentage.

(e) After Tax Contributions may not increase to more than 25% of Salary; Before Tax Contributions and Roth 401(k) Contributions may be up to 100% of Salary. (However, all such contributions are subject to the limits in Sections 6.1 and 6.2).

(f) However, each Participant may elect a maximum contribution percentage lower than the one specified in (e). For example, a Participant may elect that once his or her Before Tax Contributions reach 12% of Salary, there will be no additional increases of such contributions.

ARTICLE VI
LIMITS ON ALLOCATIONS AND BENEFITS

Sec. 6.1 Limitation on Allocations. Notwithstanding any provisions of the Plan to the contrary, allocations to Participants under the Plan shall not exceed the maximum amount permitted under Code § 415. For purposes of the preceding sentence, the following rules shall apply unless otherwise provided in Code § 415:

(a) The Annual Additions with respect to a Participant for any Plan Year shall not exceed the lesser of:

Exhibit 99.1
(1) The limit under Code § 415(c)(1)(A), which is $54,000 for 2017, and is subject to a cost of living adjustment for Plan Years after 2017.

(2) 100% of the Participant’s Testing Wages.

(b) If a Participant is also a participant in one or more other defined contribution plans maintained by a Participating Employer or other entity under Common Control with the Company, and if the amount of Employer contributions otherwise allocated to the Participant for a Plan Year must be reduced to comply with the limitations under Code § 415, such allocations under this Plan and each of such other plans shall be reduced to the extent necessary to comply with said limitations.

(c) If for any Plan Year the limitation described in subsection (a) would otherwise be exceeded with respect to any Participant:

(1) Excess Before Tax Contributions and any related investment earnings for any Participant who was age 50 or older on the last day of the Plan Year will be recharacterized as catch-up contributions, but only to the extent that the recharacterized amount, when added to any other catch-up contributions for the Participant, do not exceed the limit under Sec. 6.2(b).

(2) If there is any excess amount remaining after (1), it will be corrected as provided in the Employee Plans Compliance Resolution System (EPCRS) and any other applicable guidance from the U.S. Department of Treasury.

(d) For purposes of this section, “Annual Additions” means the sum of the following amounts allocated to a Participant for a Plan Year under this Plan and all other defined contribution plans maintained by the Participating Employers:

(1) Employer contributions. For this purpose, “employer contributions” means the sum of (i) contributions made under Sec. 4.2 and applied to make principal payments on Exempt Loans to the extent such payments are attributable to shares allocated to the Participant out of the Unallocated Reserve and (ii) other employer contributions (including Before Tax Contributions) under this or any other qualified defined contribution plan. However, “catch-up” contributions made pursuant to Code § 414(v) are not Annual Additions.

(2) Roth 401(k) Contributions.

(3) After Tax Contributions.

(4) Forfeitures allocated in lieu of employer contributions; provided, however, that forfeitures attributable to Company Stock acquired with the proceeds of an Exempt Loan are Annual Additions only if the requirements of subsection (e) are not met.

Interest on an Exempt Loan shall be an Annual Addition for any Plan Year that the requirements of subsection (e) are not met. An Annual Addition with respect to a Participant’s Accounts shall be deemed credited thereto with respect to a Plan Year if it is allocated to the Participant’s Accounts under the terms of the Plan as of any date within such Plan Year.

(e) The requirements of this subsection (e) are met with respect to a particular Plan Year if no more than one-third of the shares released from the Unallocated Reserve as a result of leveraged ESOP contributions under Sec. 4.2 are allocated to Highly Compensated Employees.

Sec. 6.2 Limit on Before Tax Contributions. Before Tax Contributions and Roth 401(k) contributions for a Participant for a Plan Year shall not exceed the maximum annual amount permitted for that Plan Year under subsection (a) plus any additional amount permitted by subsection (b):

Exhibit 99.1
(a) Except as provided in subsection (b), a Participant’s Before Tax Contributions and Roth 401(k) Contributions for 2016 and 2017 may not exceed $18,000. Said limit shall be adjusted for cost of living for years after 2017.

(b) If a Participant is 50 or older on the last day of a Plan Year, and has contributed the full amount permitted under subsection (a), he or she may make additional “catch-up” Before Tax Contributions and Roth 401(k) Contributions for 2016 and 2017 not in excess of $6,000. Said amount shall be adjusted for cost of living for years after 2017.

Sec. 6.3 Return of Excess Deferrals. Notwithstanding any other provisions of the Plan, Excess Deferrals for a calendar year and any income allocable thereto may be distributed at any time after the Excess Deferrals are received but in no case will the Excess Deferrals be distributed later than the following April 15 to Participants who claim such Excess Deferrals, subject to the following:

(a) For purposes of this section, “Excess Deferrals” means the amount of Before Tax Contributions and Roth 401(k) Contributions for a calendar year that the Participant claims pursuant to the procedure in subsection (b) because the total amount deferred for the calendar year under this Plan and any other plan exceeds the limit under Code § 402(g).

(b) The Participant’s written claim, specifying the Participant’s Excess Deferral for the preceding calendar year, shall be submitted to the Company no later than March 1. The claim shall include the Participant’s written statement that if such amounts are not distributed, such Excess Deferrals, when added to amounts deferred under other plans or arrangements described in Code §§ 401(k), 403(b), or 408(k), exceed the limit imposed on the Participant by Code § 402(g) for the year in which the deferral occurred.

(c) Excess Deferrals distributed to a Participant with respect to a calendar year shall be adjusted to include income or losses allocable thereto. The amount of income or loss shall be the pro-rata portion of the income or loss for the year for which the contributions were made, which is determined by the Company or Administrative Delegate to fairly reflect the portion of the Plan’s aggregate income or loss for said year properly attributable to the Excess Deferrals. Any income or loss after the close of the year for which the contributions were made shall remain in the Fund and will not be distributed.

(d) No Matching Allocations or USW Matching Contributions will be provided with respect to Excess Deferrals. Any Matching Allocations made with respect to Before Tax Contributions and Roth 401(k) Contributions which are later determined to be Excess Deferrals shall be forfeited and applied as provided in Sec. 13.12. The amount forfeited shall be adjusted for income or losses attributable thereto, determined as provided in subsection (c).

(e) Said distribution shall be made first from Roth 401(k) Contributions and then from Before Tax Contributions.

Sec. 6.4 Adjustment Required by Code § 401(m). This Plan provides USW Matching Contributions to U.S. Water Participants in the form of matching contributions of at least 4% of Salary. As a result, this Plan is a “safe-harbor plan” and the Code § 401(m) contribution percentage test is not applicable with respect to such Participants, but only to the extent the Plan and such USW Matching Contributions satisfy the applicable requirements under Code Sections 401(k)(12) or (13). In the event the applicable requirements under Code Sections 401(k)(12) or (13) are not satisfied with respect to the Plan or USW Matching Contributions, Participants receiving such USW Matching Contributions shall be subject to the same requirements under the Plan as other Participants receiving other matching contributions, including the requirements under Code Section 401(m) and this Section 6.4 of the Plan. Among other things, to qualify as a safe harbor plan, each year the Company must distribute a notice to each Participant which includes the types of safe harbor contributions made, the plan to which they are made, the type and amount of compensation which may be deferred, how to make elections and the period for making elections, and the Plan’s vesting and withdrawal provisions. A supplemental notice must be provided if the Plan changes its testing method.

Exhibit 99.1
However, other Participants are not eligible to share in USW Matching Contributions and the Code § 401(m) contribution percentage test applies to such other Participants, as well as to Participants receiving USW Matching Contributions, in the event the applicable requirements under Code Sections 401(k)(12) or (13) are not satisfied with respect to the Plan or such USW Matching Contributions. Therefore, if necessary to satisfy the requirements of Code § 401(m), Matching Allocations, After Tax Contributions and BNI Energy Matching Contributions for other Non-Bargaining Unit Participants, as well as USW Matching Contributions in the event the applicable requirements under Code Sections 401(k)(12) or (13) are not satisfied with respect to the Plan or such USW Matching Contributions, will be adjusted as provided in this section. Under applicable regulations, Matching Allocations, After Tax Contributions, BNI Energy Matching Contributions and USW Matching Contributions provided to Bargaining Unit Participants automatically satisfy §401(m); such Participants (along with U.S. Water Participants who receive USW Matching Contributions that satisfy the applicable requirements under Code Sections 401(k)(12) or (13)) will be disregarded in applying this section.

(a) If the requirements of either paragraph (1) or (2) are satisfied, then no further action is needed under this section:

(1) The average contribution percentage of Highly Compensated Employees for the current Plan Year is not more than 1.25 times the average contribution percentage of Non-Highly Compensated Employees for the current Plan Year.

(2) The excess of the average contribution percentage of Highly Compensated Employees for the current Plan Year over the average contribution percentage of Non-Highly Compensated Employees for the current Plan Year is not more than two percentage points, and the average contribution percentage of Highly Compensated Employees for the current Plan Year is not more than 2 times the average contribution percentage of Non-Highly Compensated Employees for the current Plan Year.

(b) The Company may elect to apply subsection (a) by using the average contribution percentage of Non-Highly Compensated Employees for the preceding Plan Year (rather than the current Plan Year). Any such election shall be made in accordance with procedures prescribed by the Internal Revenue Service.

(c) Average contribution percentages will be determined as follows:

(1) A Participant’s contribution percentage for a Plan Year is the amount in (A) divided by the amount in (B):

(A) The Participant’s Matching Allocations, After Tax Contributions, BNI Energy Matching Contributions, and USW Matching Contributions.

(B) The Participant’s Testing Wages for said Plan Year.

(2) The average contribution percentage for Highly Compensated Employees or Non-Highly Compensated Employees for a Plan Year is the average of the individual percentages for all such employees who were Qualified Employees during that Plan Year.

(3) The average contribution percentage for Non-Highly Compensated Employees for the current Plan Year will take into account all Qualified Employees who were Non-Highly Compensated Employees during the current Plan Year, regardless of whether the individual is a Non-Highly Compensated Employee for the current Plan Year.

(4) The individual and average contribution percentages shall be calculated to the nearest one-hundredth of one percent.

(d) At any time during the Plan Year, the Company may make an estimate of the amount of Matching Allocations, After Tax Contributions, BNI Energy Matching Contributions and USW Matching Contributions on behalf of Highly Compensated Employees that will be permitted under this section for the year and

Exhibit 99.1
may reduce them to the extent the Company determines in its sole discretion to be necessary to satisfy at least one of the requirements in subsection (a).

(e) If neither of the requirements of subsection (a) is satisfied, then Matching Allocations, BNI Energy Matching Contributions and USW Matching Contributions with respect to Highly Compensated Employees shall be reduced as follows:

(1) Determine excess amount with respect to each Highly Compensated Employee. The Company will determine the maximum individual contribution percentage which could be allowed and still satisfy (a)(1) or (a)(2). For each Highly Compensated Employee whose actual contribution percentage was higher than the maximum individual percentage, the Company will determine the amount of excess contributions (i.e. the amount by which the individual’s actual After Tax Contributions, Matching Allocations, BNI Energy Matching Contributions and USW Matching Contributions exceeds what they would have been if limited to the maximum permitted contribution percentage).

(2) Add up excess amount for Highly Compensated Employees. Rather than distribute amounts determined in (1) to the individuals whose After Tax Contributions, Matching Allocations, BNI Energy Matching Contributions and USW Matching Contributions exceeded the maximum permitted contribution percentage, these amounts will be added together to determine an aggregate amount of excess contributions.

(3) Reduce After Tax Contributions, Matching Allocations, BNI Energy Matching Contributions and USW Matching Contributions. Reduce After Tax Contributions, Matching Allocations, BNI Energy Matching Contributions and USW Matching Contributions of Highly Compensated Employees who received the highest dollar amount by the amount required to cause After Tax Contributions, Matching Allocations, BNI Energy Matching Contributions and USW Matching Contributions to equal the amount received by the Highly Compensated Employee with the next highest dollar amount. Continue making such reductions until the aggregate amount of reductions equals the total determined in (2).

(f) If contributions with respect to a Highly Compensated Employee are reduced pursuant to subsection (e), the excess contributions (adjusted for income or losses allocable thereto) shall be subtracted from the Participant’s Accounts and distributed to the Participant no later than December 31 of the following Plan Year. Furthermore, the Company shall attempt to distribute such amount by March 15 of the following Plan Year to avoid the imposition on the Company of an excise tax under Code § 4979. Income or losses allocable to excess amounts shall be the pro-rata portion of the income or loss for the year for which the contributions were made which is determined by the Company or Administrative Delegate to fairly reflect the portion of the Plan’s aggregate income or loss for said year properly attributable to the excess amounts. Any income or loss after the close of the year for which the contributions were made shall remain in the Fund and will not be distributed.

(g) The Company may direct that the test in this section will be run using the testing options in Treas. Reg. 1.401(m)-2(1)(iii)(A) or (B), which involve special testing provisions for Participants who have not yet attained age 21 or have not yet completed a year of Aggregate Continuous Service.

Sec. 6.5 Adjustment of Before Tax Contributions Required by Code § 401(k). This Plan provides Partnership Allocations to Group I Participants, Group II Participants, and Florida Landmark Participants in the form of non-elective contributions of at least 3% of Periodic Pay, and USW Matching Contributions to U.S. Water Participants in the form of matching contributions of at least 4% of Salary. As a result, this Plan is a “safe-harbor plan” and the Code § 401(k) deferral percentage test is not applicable with respect to such Participants, but only to the extent the Plan and such contributions satisfy the applicable requirements under Code Sections 401(k)(12) or (13). In the event the applicable requirements under Code Sections 401(k)(12) or (13) are not satisfied with respect to the Plan or such contributions, Participants receiving such contribution shall be subject to the same requirements under the Plan as other Participants making Before Tax Contributions, including the requirements under Code Section 401(k) and this Section 6.5 of the Plan. Among other things, to qualify as a safe harbor plan, each year the Company must distribute a notice to each Participant which includes the types of safe harbor contributions made, the plan to which they are made, the type and amount of compensation which may be deferred, how to make elections and the period for making elections, and the Plan’s vesting and withdrawal provisions. A supplemental notice must be provided if the Plan changes its testing method.

Exhibit 99.1

However, most Bargaining Unit Participants are not eligible to share in Partnership Allocations and the Code § 401(k) deferral percentage test applies to all Bargaining Unit Participants. Therefore, if necessary to satisfy the requirements of Code § 401(k), Before Tax Contributions with respect to Bargaining Unit Participants shall be adjusted as follows. For purposes of applying this section, Non-Bargaining Unit Participants will be disregarded.

(a) If the requirements of either paragraph (1) or (2) are satisfied with respect to a Plan Year, then no further action is needed under this section:

(1) The average deferral percentage of Highly Compensated Employees for the current Plan Year is not more than 1.25 times the average deferral percentage of non-Highly Compensated Employees for the current Plan Year.

(2) The excess of the average deferral percentage of Highly Compensated Employees for the current Plan Year over the average deferral percentage of non-Highly Compensated Employees for the current Plan Year is not more than two percentage points, and the average deferral percentage of Highly Compensated Employees for the current Plan Year is not more than 2 times the average deferral percentage of non-Highly Compensated Employees for the current Plan Year.

(b) The Company may elect to apply subsection (a) by using the average deferral percentage of non-Highly Compensated Employees for the preceding Plan Year (rather than the current Plan Year). Any such election shall be made in accordance with procedures prescribed by the Internal Revenue Service.

(c) Average deferral percentages will be determined as follows:

(1) A Participant’s deferral percentage for a Plan Year is his Before Tax Contributions and Roth 401(k) Contributions for said Plan Year (including any Excess Deferrals distributed under Sec. 6.3 but excluding any “catch-up” contributions made pursuant to Sec. 6.2(b)), divided by his or her Testing Wages for said Plan Year.

(2) The average deferral percentage for Highly Compensated Employees or non-Highly Compensated Employees for a Plan Year is the average of the individual percentages for all such employees who were eligible to make Before Tax Contributions or Roth 401(k) Contributions during that Plan Year.

(3) The average deferral percentage for non-Highly Compensated Employees for the current Plan Year will take into account all individuals who were eligible to make Before Tax Contributions or Roth 401(k) Contributions and were non-Highly Compensated Employees during the current Plan Year, regardless of whether the individual is eligible to make such contributions and/or is a non-Highly Compensated Employee for the current Plan Year.

(4) The individual and average deferral percentages shall be calculated to the nearest one-hundredth of one percent.

(d) If neither of the requirements of subsection (a) is satisfied, then the Before Tax Contributions and Roth 401(k) Contributions with respect to Highly Compensated Employees shall be reduced as follows:

(1) Determine excess amount with respect to each Highly Compensated Employee. The Company will determine the maximum individual deferral percentage which could be allowed and still satisfy (a)(1) or (a)(2). For each Highly Compensated Employee whose actual deferral percentage was higher than the maximum individual percentage, the Company will determine the amount of excess contributions (i.e. the amount by which the individual’s actual Before Tax Contributions and Roth 401(k) Contributions exceeds what such contributions would have been if he or she had contributed the maximum permitted deferral percentage).

(2) Add up excess amount for all Highly Compensated Employees. Rather than distributing the amounts determined in (1) to the individuals whose Before Tax Contributions and Roth 401(k)

Exhibit 99.1
Contributions exceeded the maximum permitted deferral percentage, these amounts will be added together to determine an aggregate amount of excess deferrals.

(3) Distribute excess deferrals. Reduce Before Tax Contributions and Roth 401(k) Contributions of the Highly Compensated Employee who contributed the highest dollar amount by the amount required to cause such contributions to equal the amount contributed by the Highly Compensated Employee with the next highest dollar amount. Continue making such reductions until the aggregate amount of reductions equals the total determined in (2).

(e) The amount by which Before Tax Contributions and Roth 401(k) Contributions with respect to Highly Compensated Employees are reduced pursuant to subsection (d) shall be applied as follows:

(1) Such reductions for Highly Compensated Employees who were age 50 or older by the last day of the Plan Year for which the contribution was made will be recharacterized as catch-up contributions, but only to the extent that the recharacterized amount, when added to any other catch-up contributions previously made by the Participant, do not exceed the applicable limit under Sec. 6.2(b).

(2) Any remaining reduction amount for employees age 50 or older, and the full reduction amount for employees younger than age 50 (in either case adjusted for income or losses allocable thereto) shall be distributed to Participants on whose behalf such excess contributions were made no later than December 31 of the following Plan Year. Furthermore, the Company shall attempt to distribute such amount by March 15 of the following Plan Year to avoid the imposition on the Company of an excise tax under Code § 4979. Income or losses allocable to contributions which are being distributed shall be the pro-rata portion of the income or loss for the year for which the contributions were made which is determined by the Company or Administrative Delegate to fairly reflect the portion of the Plan's aggregate income or loss for said year properly attributable to such contributions. Any income or loss after the close of the year for which the contributions were made shall remain in the Fund and will not be distributed. The amount of excess contributions and income or losses allocable thereto which would otherwise be distributed pursuant to this subsection shall be reduced by the amount of Excess Deferrals and income or losses allocable thereto previously distributed to the Participant pursuant to Sec. 6.3 for the same Plan Year.

(f) No Matching Allocations, BNI Energy Matching Contributions or USW Matching Contributions will be provided with respect to excess contributions. Any Matching Allocations, BNI Energy Matching Contributions or USW Matching Contributions made with respect to contributions which are later determined to exceed the limitations under this section shall be forfeited and applied as provided in Sec. 13.12. The amount forfeited shall be adjusted for income or losses attributable thereto, determined as provided in subsection (e).

(g) Distributions under (d) and (e) shall be made first from the Participant’s Roth 401(k) Contributions and then from Before Tax Contributions.

(h) The Company may direct that the test in this section will be run using the testing options in Treas. Reg. 1.401(k)-2(a)(1)(iii)(A) or (B), which involve special testing provisions for Participants who have not yet attained age 21 or have not yet completed a year of Aggregate Continuous Service.

Sec. 6.6 Testing Arrangements If Employer Has More Than One Plan. The following requirements apply under Sec. 6.4 and Sec. 6.5 if a Participating Employer has more than one plan subject to Code §§ 401(k) or 401(m):

a.If the plans are mandatorily or permissively aggregated for purposes of determining whether they satisfy Code §§ 401(a)(4) and 410(b), they will be treated as a single plan for purposes of applying the Code §401(m) actual contribution percentage test in Sec. 6.4 and the Code § 401(k) actual deferral percentage test in Sec. 6.5.

a.If a Participant who is a Highly Compensated Employee is eligible to participate in another plan that is subject to Code § 401(k) or (m), (i) his or her after-tax and matching contributions under that plan will be aggregated with such contributions under this Plan for purposes of applying the actual contribution percentage test under Sec. 6.4 and (ii) his or her 401(k) contributions under that plan will be aggregated

Exhibit 99.1
with such contributions under this plan for purposes of applying the actual deferral percentage test in Sec. 6.5.

ARTICLE VII
INDIVIDUAL ACCOUNTS

Sec. 7.1 Accounts for Participants. The following Accounts may be established under the Plan for a Participant:

(a) A Before Tax Account shall be established to receive any contributions made under Sec. 5.1. Amounts from a Participant’s employer contribution account under the Supplemental Retirement Plan also are held in his or her Before Tax Account.

(b) An After Tax Account shall be established to receive any contributions made under Sec. 5.2. Amounts from a Participant’s employee contribution account under the Supplemental Retirement Plan also are held in his or her After Tax Account.

(c) A Basic Account shall be established for each Participant for whom shares were allocated when the Plan was a tax credit ESOP. Such Accounts include shares of Company Stock acquired with after tax contributions employees made to the tax credit ESOP from 1977 through 1983. No such allocations are currently being made to such Accounts. Basic Accounts are comprised of the following sub-accounts:

(1) Basic Pre-1989 Accounts;

(2) Basic Post-1989 Accounts;

(3) Basic Leveraged Accounts.

(d) A Special Account shall be established to receive allocations under Sec. 4.4(b) and to hold similar allocations from the ESOP.

(e) A Partnership Account shall be established to receive allocations under Sec. 4.4(c) and to hold similar allocations from the ESOP.

(f) A Bargaining Unit Account shall be established to receive allocations under Sec. 4.4(d) and to hold similar allocations from the ESOP.

(g) A Matching Account shall be established to receive allocations under Sec. 4.4(e) and to hold similar allocations from the ESOP.

(h) A Results Sharing Account shall be established to receive Results Sharing allocations made for Plan Years prior to 2009.

(i) A Rollover Account shall be established to receive any Rollover Contributions made under Sec. 5.3.

(j) A Florida Water Account shall be established to hold amounts from the Florida Water Services Corporation Contributory Profit Sharing Plan, which was merged with this Plan in 2006.

(k) A Roth 401(k) Account shall be established to receive any contributions made under Sec. 5.4.

(l) A Florida Landmark Account shall be established to hold amounts derived from employer contributions to the Florida Landmark Communities LLC 401(k) Plan.

Exhibit 99.1
(m) A Discretionary Non-Elective Account shall be established to receive any contributions made under Sec. 4.9.

(n) U.S. Water Accounts shall be established to hold amounts derived from employer contributions that were made to the U.S. Water Services Investment Plan prior to such Plan’s merger into this Plan, effective December 1, 2016, including:

(1) U.S. Water Employer Profit Sharing Account.

(2) U.S. Water Employer Matching Contribution Account.

(3) U.S. Water Qualified Non-Elective Contribution Account.

(o) A USW Matching Contribution Account shall be established to receive any contributions made under Sec. 4.10. Subaccounts shall be established with respect to pre-2017 USW Matching Contributions and post-2016 USW Matching Contributions.

(p) Tonka Equipment Accounts shall be established to hold amounts derived from certain contributions that were made to the Tonka Equipment Company Savings and Retirement Plan prior to such plan’s merger into this Plan, effective February 6, 2018, including:

(1) Prior Tonka Profit Sharing Account.

(2) Tonka Rollover Account.

(q) BNI Energy Accounts shall be established to hold amounts derived from certain contributions that were made to the BNI Coal, Ltd. 401(k) and Retirement Plan prior to such plan’s merger into this Plan, effective November 1, 2018, including:

(1) Prior BNI Money Purchase Pension Account.

(r) A BNI Energy Matching Contribution Account shall be established to receive any BNI Energy Matching Contributions made under Sec. 4.11.

(s) A BNI Energy Non-Elective Contribution Account shall be established to receive any BNI Energy Non-Elective Contributions made under Sec. 4.12.

Except as expressly provided herein to the contrary, the Fund shall be held and invested on a commingled basis, Accounts shall be for bookkeeping purposes only, and the establishment of Accounts shall not require any segregation of Fund assets.

Sec. 7.2 Investment of Accounts. Accounts shall be invested as follows:

(a) A Participant’s Basic Pre-1989 Account, Basic Post-1989 Account, Basic Leveraged Account, Special Account, Partnership Account, Bargaining Unit Account, Matching Account and Results Sharing Account may be initially automatically invested in Company Stock Fund A, or may be initially be invested as directed by the Participant in any other Investment Fund, or some combination thereof. Any such amounts that are initially automatically invested in Company Stock Fund A shall remain in Company Stock Fund A until such time as the Participant directs that all or any part of said Accounts be transferred to another Investment Fund. A Participant may at any time direct that all or any part of said Accounts be transferred to any other Investment Fund. Such Accounts may at any time be reinvested in Company Stock through Company Stock Fund B if so directed by the Participant.

(b) A Participant’s Before Tax Account, After Tax Account, Rollover Account, Florida Water Account, Roth 401(k) Account, Florida Landmark Account, Discretionary Non-Elective Account, USW Matching Contribution Account, BNI Energy Matching Contribution Account, and BNI Energy Non-Elective Contribution

Exhibit 99.1
Account shall be invested as directed by the Participant in Company Stock Fund B or any other Investment Fund. If a Participant fails to direct investment of said Accounts, the Company shall designate which Investment Fund will be used. The Investment Fund used for this purpose will be one that is a “Qualified Default Investment Alternative” satisfying the requirements of applicable regulations of the U.S. Department of Labor.

(c) All investment directions shall be in accordance with rules established by the Company or Administrative Delegate.

(d) The foregoing provisions are intended to satisfy the diversification requirements of Code §401(a)(35). As a result, at least three investment options (other than employer securities) shall be offered to Participants, and each investment option shall be diversified and have materially different risk and return characteristics. Periodic reasonable divestment and reinvestment opportunities shall be provided at least quarterly. Except as provided in sections 1.401(a)(35)- 1(e)(2) and (3) of the Treasury regulations, restrictions (either direct or indirect) or conditions will not be imposed on the investment of publicly traded employer securities if such restrictions or conditions are not imposed on the investment of other plan assets.

Sec. 7.3 Investment Funds. The following Investment Funds may be established under the Plan:

(a) Company Stock Fund A (formerly ESOP). Company Stock Fund A shall be invested primarily in shares of Company Stock, but the Trustee may maintain a portion in cash, cash equivalents, or other investments. Company Stock Fund A includes the shares acquired through leveraged transactions and tax credit contributions.

(b) Company Stock Fund B (formerly SRP). Company Stock Fund B shall also be invested primarily in shares of Company Stock, but the Trustee may maintain a portion in cash, cash equivalents, or other investments. Shares held in Company Stock Fund B were acquired through Company contributions or open market purchases.

(c) Other Investment Funds. The Company shall determine the other Investment Funds available under the Plan. The Company may add or delete Investment Funds from time to time.

(d) Brokerage Accounts. If permitted by the Company, one of the Investment Funds may be an individual brokerage account maintained by the Trustee or an affiliate of the Trustee, through which a Participant may direct investment of the assets held therein. The Company or Trustee may establish rules limiting the types of investments that may be held in brokerage accounts. Reasonable fees incurred in connection with a brokerage account may be charged to that account.

Sec. 7.4 Valuation of Accounts. As of each Valuation Date, each Account shall be adjusted to reflect the effect of investment gains or losses, income, contributions, distributions, transfers, loans and all other transactions with respect to that Account since the next preceding Valuation Date.

Sec. 7.5 Merger With Florida Landmark Communities LLC 401(k) Plan. The Florida Landmark Communities LLC 401(k) Plan is merged with this Plan effective as of March 1, 2012, the date the assets of that Plan were transferred to this Plan. Amounts derived from 401(k) or Roth 401(k) contributions under that Plan will be allocated to Before Tax Accounts and Roth 401(k) Accounts under this Plan. Amounts derived from employer contributions under that Plan will be allocated to Florida Landmark Accounts under this Plan. Rollovers held under that Plan will be allocated to Rollover Accounts under this Plan.

Sec. 7.6 Merger With U.S. Water Services Investment Plan. The U.S. Water Services Investment Plan is merged with this Plan, effective as of December 1, 2016, the date the assets of that Plan were transferred to this Plan. Amounts derived from salary deferral contributions under that Plan will be allocated to Before Tax Accounts under this Plan. Amounts derived from employer contributions under that Plan will be allocated to the applicable U.S. Water Account under this Plan. Rollovers held under that Plan will be allocated to Rollover Accounts under this Plan. The terms of this Plan shall apply to all U.S. Water Participants that have not had a Termination of Employment as of the effective date of such merger. Former employees of U.S. Water Services, Inc. who had a Termination of Employment with U.S. Water Services, Inc. prior to the effective date of such merger, but

Exhibit 99.1
who still had an account balance in the U.S. Water Services Investment Plan as of the date of such merger, shall become a Participant in this Plan as a result of such merger, but their accounts shall be subject to the terms and conditions of the U.S. Water Services Investment Plan, as such Plan existed at the time of the merger with this Plan.

Sec. 7.7 Merger With Water & Energy Systems Technology (WEST) 401(k) Plan. The Water & Energy Systems Technology 401(k) Plan (the “WEST Plan”) is merged with this Plan, effective as of April 1, 2017, the date the assets of the WEST Plan were transferred to this Plan. Amounts derived from salary deferral contributions under the WEST Plan will be allocated to Before Tax Accounts under this Plan. Amounts derived from employer contributions under the WEST Plan will be allocated to the applicable U.S. Water Account under this Plan. The terms of this Plan shall apply to all U.S. Water Participants that have not had a Termination of Employment as of the effective date of such merger. Former employees of WEST who had a Termination of Employment with WEST prior to the effective date of such merger, but who still had an account balance in the WEST Plan as of the date of such merger, shall become a Participant in this Plan as a result of such merger, but their Accounts shall be subject to the terms and conditions of the WEST Plan, as such WEST Plan existed at the time of the merger with this Plan.

Sec. 7.8 Merger With Tonka Equipment Company Savings and Retirement Plan. The Tonka Equipment Company Savings and Retirement Plan (the “Tonka Plan”) is merged with this Plan, effective as of February 6, 2018, the date the assets of the Tonka Plan were transferred to this Plan. Amounts derived from salary deferral contributions under the Tonka Plan will be allocated to Before Tax Accounts under this Plan. Amounts derived from employer contributions under the Tonka Plan will be allocated to the applicable U.S. Water Account under this Plan, except that amounts derived from non-elective profit-sharing contributions under the Tonka Plan will be allocated to the Prior Tonka Profit Sharing Account. Rollovers held under the Tonka Plan will be allocated to the Tonka Rollover Accounts under this Plan. The terms of this Plan shall apply to all U.S. Water Participants that have not had a Termination of Employment as of the effective date of such merger. Former employees of Tonka Equipment Company who had a Termination of Employment with Tonka Equipment Company prior to the effective date of such merger, but who still had an account balance in the Tonka Plan as of the date of such merger, shall become a Participant in this Plan as a result of such merger, but their Accounts shall be subject to the terms and conditions of the Tonka Plan, as such Tonka Plan existed at the time of the merger with this Plan.

Sec. 7.9 Merger with BNI Coal, Ltd. 401(k) and Retirement Plan. The BNI Coal, Ltd. 401(k) and Retirement Plan (the “BNI Plan”) is merged with this Plan, effective as of November 1, 2018, the date the assets of the BNI Plan were transferred to this Plan. Amounts derived from salary deferral contributions under the BNI Plan will be allocated to Before Tax Accounts under this Plan. Amounts derived from employer contributions under the BNI Plan will be allocated to the applicable BNI Account under this Plan. Rollovers held under the BNI Plan will be allocated to the Rollover Accounts under this Plan. The terms of this Plan shall apply to all BNI Participants that have not had a Termination of Employment as of the effective date of such merger. Former employees of BNI Coal, Ltd. who had a Termination of Employment with BNI Coal, Ltd. prior to the effective date of such merger, but who still had an account balance in the BNI Plan as of the date of such merger, shall become a Participant in this Plan as a result of such merger, but their Accounts shall be subject to the terms and conditions of the BNI Plan, as such BNI Plan existed at the time of the merger with this Plan.

ARTICLE VIII
DESIGNATION OF BENEFICIARY

Sec. 8.1 Persons Eligible to Designate. Any Participant may designate a Beneficiary to receive any amount payable from the Fund as a result of the Participant’s death. The Beneficiary may be one or more persons, natural or otherwise. By way of illustration, but not by way of limitation, the Beneficiary may be an individual, trustee, executor, or administrator. A Participant may also change or revoke a designation previously made, without the consent of any Beneficiary named therein.

Sec. 8.2 Special Requirements for Married Participants. Notwithstanding the provisions of Sec. 8.1, if a Participant is married at the time of his death, the Participant’s Beneficiary shall be such Spouse unless the Spouse has consented in writing to the designation of a different Beneficiary, the Spouse’s consent acknowledges the effect of the designation, and the Spouse’s consent is witnessed by a representative of the Plan or a notary public. The previous sentence shall not apply if it is established to the satisfaction of the Company that such consent cannot

Exhibit 99.1
be obtained because there is no Spouse, or because the Spouse cannot be located. Any designation of a Beneficiary or form of benefits which has received spousal consent may not be changed (other than by being revoked) without spousal consent. Any such consent shall be valid only with respect to the Spouse who signed the consent.

Sec. 8.3 Form and Method of Designation. Any designation or revocation of a prior designation of Beneficiary shall be on a form acceptable to the Company, including electronic form, and shall be filed with the Company. The Company and all other parties involved in making payment to a Beneficiary may rely on the latest Beneficiary designation on file with the Company at the time of payment or may make payment pursuant to Sec. 8.4 if an effective designation is not on file, shall be fully protected in doing so, and shall have no liability whatsoever to any person making claim for such payment under a subsequently filed designation of Beneficiary or for any other reason.

Sec. 8.4 No Effective Designation. If there is not on file with the Company an effective designation of Beneficiary by a deceased Participant, the Beneficiary shall be the person or persons surviving the Participant in the first of the following classes in which there is a survivor, share and share alike. Determination of the identity of the Beneficiary in each case shall be made by the Company.

(a) Any person who is the Participant’s Spouse.

(b) The Participant’s children by birth or adoption who survive the Participant in equal shares, except that if any children by birth or adoption predecease the Participant but leave issue surviving the Participant, such issue shall take by right of representation the share their parent would have taken if living.

(c) This Participant’s personal representative (executor or administrator).

Sec. 8.5 Beneficiary May Designate. A Beneficiary of a deceased Participant may designate a successor Beneficiary to receive any benefits payable after the Beneficiary’s death. If no successor Beneficiary is designated or if the successor Beneficiary does not survive the original Beneficiary, any remaining benefits payable following the original Beneficiary’s death will be paid to the original Beneficiary’s estate.

ARTICLE IX
BENEFIT REQUIREMENTS

Sec. 9.1 Benefit Upon Termination of Employment. Upon Termination of Employment, a Participant’s Accounts are fully vested regardless of his or her length of service, except a Bargaining Unit Employee’s BNI Energy Non-Elective Contributions Account and a Participant’s Prior BNI Money Purchase Pension Account shall be fully vested following completion of three years of Aggregate Continuous Service, or upon the Participant’s death or Total Disability prior to the Participant’s Termination of Employment, or upon a Participant’s Termination of Employment on or after attainment of age 55. Any forfeitures with respect to a Participant’s BNI Energy Non-Elective Contributions Account and Prior BNI Money Purchase Pension Account will be applied as provided in Sec. 13.12. A Participant’s benefit upon Termination of Employment shall be paid as provided in Article X.

Sec. 9.2 Death. If a Participant’s Termination of Employment is the result of his or her death, the Participant’s Beneficiary shall be entitled to a benefit equal to the value of all of the Participant’s Accounts. Such benefit shall be paid at the times and in the manner determined under Article X. If a Participant’s death occurs after Termination of Employment, a distribution of the Account balance shall be made to the Beneficiary in accordance with the provisions of Article X.

Sec. 9.3 Termination of Employment Prior to July 1, 2001. A Participant whose Termination of Employment occurred prior to July 1, 2001 is subject to the vesting rules as in effect at the time he or she terminated employment, including any rules regarding reinstatement of Accounts upon reemployment. Any forfeitures with respect to such Participants will be applied as provided in Sec. 13.12.

ARTICLE X

Exhibit 99.1
DISTRIBUTION OF BENEFITS

Sec. 10.1 Distribution Following Termination of Employment. Except as provided in Sec. 10.2, the benefit to which a Participant or Beneficiary may become entitled under Article IX shall be distributed at such time and according to such method as he or she elects, subject to the following:

(a) Distribution from all Accounts may occur at any time after the Participant’s Termination of Employment. As of any distribution date, a Participant may elect to receive the entire amount available for distribution or a portion thereof. As part of any distribution election, a Participant may elect to receive future distributions in a series of monthly, quarterly, semi-annual, or annual installments.

(b) Distributions to a Participant must begin not later than the Participant’s “required beginning date”. A Participant’s “required beginning date” is April 1 of the Plan Year following the later of (i) the Plan Year in which the Participant attains age 70½ , or (ii) the Plan Year in which the Participant’s Termination of Employment occurs. However, if the Participant is a 5% owner, as described in Code § 416, the required beginning date is April 1 following the Plan Year he or she reaches 70½, regardless of whether he or she has had a Termination of Employment.

(c) Pursuant to Code §§ 401(a)(14) and 409(o), unless the Participant elects otherwise, the distribution of the Participant’s account balance will begin no later than: (1) one year after the close of the Plan Year in which the Participant separates from service by reason of the attainment of Normal Retirement Age, disability, or death, or (2) if the Participant separates from service for a reason other than attainment of Normal Retirement Age, disability, or death, one (1) year after the close of the Plan Year (i) in which the Participant separates from service by reason of the attainment of the Normal Retirement Age under the Plan, disability, or death, or (ii) which is the fifth Plan Year following the Plan Year in which the Participant otherwise separates from service, except that such distribution shall not be made if the Participant is reemployed by the Employer before the distribution is required to begin. Distribution to a Participant shall not be required to include any Company Stock acquired with the proceeds of an Exempt Loan until the close of the Plan Year in which such loan is repaid in full, in accordance with Code Section 409(o)(1)(B). Unless the Participant elects otherwise, the distribution of the Participant’s account balance will be in substantially equal periodic payments that occur at least annually for no more than five years.

(d) The Plan will apply the minimum distribution and incidental death benefit requirements of Code § 401(a)(9) in accordance with Treas. Reg. §1.401(a)(9)-1 through 1.401(a)(9)-9. These requirements will override any distribution options in the Plan that are inconsistent with § 401(a)(9).

(e) The amount distributed to a Participant for the calendar year preceding his or her required beginning date and for each subsequent calendar year shall not be less than the amount required by Treas. Reg. 1.401(a)(9)-5. The distribution for the calendar year preceding the individual’s required beginning date must be paid not later than the required beginning date. The distribution for each subsequent year must be paid not later than December 31st of that year.

(f) If the Participant dies after his or her required beginning date and after beginning to receive payments in installments, the remaining payments shall be made to the Beneficiary in monthly, quarterly, semi-annual or annual amounts at least equal to the minimum amount required by Treas. Reg. 1.401(a)(9)-5.

(g) If the Participant dies before his or her required beginning date, the Participant’s Accounts shall be distributed to the Beneficiary not later than December 31 of the year containing the fifth anniversary of the Participant’s death, subject to the following:

(1) Distributions to a Beneficiary may extend beyond five years from the death of the Participant if they are in the form of installment payments over a period not exceeding the Beneficiary’s life expectancy, provided such payments begin not later than December 31 of the year following the year in which the Participant’s death occurred.

Exhibit 99.1
(2) If a Beneficiary is the surviving Spouse of the Participant, payments to that person pursuant to paragraph (1) need not commence until December 31 of the year in which the Participant would have reached age 70 ½.

(h) If a Beneficiary of a deceased Participant dies before receiving all benefits to which the Beneficiary is entitled under the Plan, any remaining amount shall be paid as provided in Sec. 8.5.

(i) If more than one Beneficiary is entitled to benefits following the Participant’s death, the interest of each Beneficiary shall be segregated into a separate Account for purposes of applying this section.

(j) The amount to be distributed each calendar year, beginning with the first calendar year for which payments are required pursuant to Code § 401(a)(9), must be at least equal to the quotient obtained by dividing the entire interest of the individual on the most recent Valuation Date preceding the calendar year (adjusted as may be required by Treasury regulations) by the applicable distribution period determined under Treas. Reg. 1.401(a)(9)-5.

(k) Distributions shall be made in accordance with the requirements of Code § 401(a)(9), including the incidental death benefit requirements of Code § 401(a)(9)(G) and the regulations thereunder. No distribution option otherwise permitted under this Plan will be available to a Participant or Beneficiary if such distribution option does not meet the requirements of Code § 401(a)(9), including paragraph (G) thereof.

(l) A Participant who is receiving or has elected to receive a pension under Retirement Plan A or Retirement Plan B may elect to have all or any part of the taxable portion of his or her benefit rolled over to said Plan. Beneficiaries, Plan A or Plan B deferred vested participants, and alternate payees are not eligible. Any such transfer will be made in cash. Such transfers generally will be made in the month the additional annuity begins to be paid. The transferred amount will either be converted to a life annuity or applied to pay monthly installments over a period of years, as elected by the Participant. A Participant may elect to have a portion of the transferred amount paid as a life annuity and another portion applied to pay monthly installments over a period of years (temporary annuity), or may choose to have the entire transferred amount paid exclusively in one form or the other. A Participant will not be permitted to elect more than two forms of payment for the transferred amount concurrently. After Tax Contributions and Roth 401(k) Accounts may not be transferred pursuant to this section. In addition, any such transfer provided under this Section 10.1(l) shall also be subject to the following:

(1) A Participant, excluding beneficiaries, Plan B or A deferred vested participants and alternate payees, who retired as a Bargaining Unit Employee prior to February 1, 2014 and is receiving or has elected to receive a pension under Plan B or A may elect to have up to $500,000 in new annuities of the taxable portion of his or her benefit rolled over to said Plan. The annuities first payments must start no later than May 31, 2015.

(2) A Participant, excluding beneficiaries, Plan A or B deferred vested participants and alternate payees, who retired as a Non-Bargaining Unit Employee prior to January 1, 2014 and is receiving or has elected to receive a pension under Plan A or B may elect to have up to $500,000 in new annuities of the taxable portion of his or her benefit rolled over to said Plan. The annuities first payments must start no later than May 31, 2015.

(3) A Participant, excluding beneficiaries, Plan A or B deferred vested participants and alternate payees, who retires as a Non-Bargaining Unit Employee after December 31, 2013 and prior to January 1, 2016 and is receiving or has elected to receive a pension under Plan A or B may elect to have all or any part of the taxable portion of his or her benefit rolled over to said Plan. The annuities first payment must start no later than January 31, 2016.

(4) A Participant, excluding beneficiaries, Plan A or B deferred vested participants and alternate payees, who retires as a Non-Bargaining Unit Employee after December 31, 2015 and is receiving or has elected to receive a pension under Plan A or B may elect to have the greater of $500,000 or the value of the Participant’s taxable portion of his or her account as of December 15, 2015, rolled over to said Plan. The annuities’ first payments must start no later than the month following the Participant’s retirement date.

Exhibit 99.1

(5) A Participant, excluding beneficiaries, Plan A or Plan B deferred vested participants, and alternate payees, who retire as a Bargaining Unit Employee after December 31, 2018 and is receiving, or has elected to receive, a pension under Retirement Plan A or Plan B may elect to have up to $500,000 of the taxable portion of his or her benefit rolled over to said Plan. The annuities’ first payments must start no later than the month following the Participant’s retirement date.

(m) If distributions are made in installments, amounts attributable to Roth 401(k) Contributions or to rollovers of such contributions will be distributed after amounts from other sources.

(n) Pursuant to the Worker, Retiree and Employer Recovery Act of 2008 (“WRERA”), the minimum distribution requirements of Code §401(a)(9) were waived for 2009. The Plan will be administered in accordance with WRERA and any applicable regulations or other guidance regarding such waiver. While minimum distributions are not required for 2009, individual Participants and Beneficiaries who are eligible for distributions are free to take them even if such distributions are not required.

(o) Notwithstanding anything in this Section 10.1 to the contrary, in the event a Participant is subject to a trading restriction on Company Stock at the time a distribution or transfer would otherwise be made, such distribution or transfer shall occur with respect to the portion of the Participant’s Account that is not invested in Company Stock, but distribution or transfer with respect to the portion of the Account invested in Company Stock shall be delayed until the first business day that is administratively feasible to effectuate such distribution or transfer following the date such trading restrictions shall no longer apply.

(p) Notwithstanding anything in the Plan to the contrary, a Participant’s Prior BNI Money Purchase Pension Account shall be subject to the following:

(1) If a Participant is married on the "annuity starting date" and has elected an annuity form of distribution, such Participant shall receive the value of his benefits in the form of a joint and survivor annuity. Such joint and survivor benefits following the Participant's death shall continue to the spouse during the spouse's lifetime at a rate of 50% or 75% of the rate at which such benefits were payable to the Participant. The default percentage of the joint and survivor benefits under this Plan shall be equal to 50%, but a Participant may elect an optional survivor annuity of 75%. The joint and survivor annuity form of distribution shall be the actuarial equivalent of the benefits due the Participant. The last payment of the joint and survivor annuity shall be made as of the first day of the month in which the death of the Participant or his spouse occurs, whichever is later.

(2) Any election to waive the joint and survivor annuity must be made by the Participant in writing during the election period and be consented to by the Participant's spouse. If the spouse is legally incompetent to give incompetent, the spouse's legal guardian, even if such guardian is the Participant, may give consent. Such election shall designate a Beneficiary (or a form of benefits) that may not be changed without spousal consent (unless the consent of the spouse expressly permits designations by the Participant without the requirement of further consent by the spouse). Such spouse's consent shall be irrevocable and must acknowledge the effect of such election and be witnessed by a Plan representative or a notary public. Such consent shall not be required if it is established to the satisfaction of the Plan Administrator that the required consent cannot be obtained because there is no spouse, the spouse cannot be located, or other circumstances that may be prescribed by Regulations. The election made by the Participant and consented to by his spouse may be revoked by the Participant in writing without the consent of the spouse at any time during the election period. The number of revocations shall not be limited. Any new election must comply with the requirements of this paragraph and shall only be valid if the Participant has received notice as provided in paragraph (5) of this Section. A former spouse's waiver shall not be binding on a new spouse.

(3) The election period to waive the joint and survivor annuity shall be the 90 day period ending on the "annuity starting date."

Exhibit 99.1
(4) For purposes of this Section, the "annuity starting date" means the first day of the first period for which an amount is paid as an annuity, or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit.

(5) With regard to the election, the Plan Administrator shall provide to the Participant no less than 30 days and no more than 180 days before the "annuity starting date" a written explanation of:
(i) the terms and conditions of the joint and survivor annuity, and
(ii) the Participant's right to make, and the effect of, an election to waive the joint and survivor annuity, and
(iii) the right of the Participant's spouse to consent to any election to waive the joint and survivor annuity; and
(iv) the right of the Participant to revoke such election, and the effect of such revocation.
(6) In the event a married Participant duly elects pursuant to paragraph (2) above not to receive his benefit in the form of a joint and survivor annuity, or if such Participant is not married, in the form of a life annuity, the Plan Administrator, pursuant to the election of the Participant, shall direct the Trustee to distribute to a Participant or his Beneficiary an amount which is the actuarial equivalent of the monthly retirement benefit.
(7) For purposes of this Section 10.1(p) "spouse" (or "surviving spouse") shall mean the Participant's current spouse or surviving spouse unless a former spouse is to be treated as the spouse or surviving spouse pursuant to a Qualified Domestic Relations Order (QDRO) as described in the Plan.
(8) For purposes of this Section 10.1(p) any annuity contract purchased and distributed by the Plan to a Participant or the spouse of a Participant shall be in compliance with the provisions and requirements of this Plan. The contracts on a Participant's life shall be converted to cash or an annuity or distributed to the participant upon commencement of benefits. Any annuity contract or certificate distributed pursuant to this Section 10.1(p) must be nontransferable..

Sec. 10.2 Accounts Totaling $1,000 or Less. If the total value of the Accounts (including the value of any Rollover Account) of a Participant, a Beneficiary of a deceased Participant, or an alternate payee under a qualified domestic relations order, is $1,000 or less immediately prior to the time distributions are to commence, a single-sum distribution of all of such individual’s Accounts shall be made to the individual as soon as administratively feasible following the Participant’s Termination of Employment or death or the date the domestic relations order is determined to be qualified.

Sec. 10.3 Form of Distribution. Distributions from Accounts invested in Company Stock shall be made in cash or in shares of Company Stock (with cash in lieu of any fractional share), as directed by the Participant. Distributions from individual brokerage accounts established pursuant to Sec. 7.3(d) shall be in cash or in kind, as directed by the Participant. Distributions from other Accounts shall be made in cash. (If a Participant wishes to receive his or her entire distribution in the form of shares of Company Stock, he or she must direct transfer of any portion of his or her Accounts not invested in Company Stock to Company Stock Fund B prior to the distribution.) Any transfer to Retirement Plan A or B will be made in cash.

Sec. 10.4 Accounting Following Termination of Employment. The Participant’s Accounts shall continue to be invested and valued as provided in Article VII until distributed.

Sec. 10.5 Reemployment. No distribution shall be made to a Participant during any period prior to his or her required beginning date while he or she is reemployed by a Participating Employer or other entity under Common Control with the Company.

Sec. 10.6 Source of Benefits. All benefits to which persons become entitled hereunder shall be provided only out of the Fund and only to the extent that the Fund is adequate therefore. No benefits are provided under the Plan except those expressly described herein. Each Participant and Beneficiary assumes all risk connected with any decrease in the market value of any assets held under the Plan. The Participating Employers do not in any way guarantee the Fund against any loss or depreciation, or the payment of any amount that may be or become due to any person from the Fund.

Exhibit 99.1
Sec. 10.7 Incompetent Payee. If in the opinion of the Company a person entitled to payments hereunder is disabled from caring for his or her affairs because of physical or mental condition, payment due such person may be made to such person’s guardian, conservator, or other legal personal representative upon furnishing the Company with evidence satisfactory to the Company of such status. Prior to the furnishing of such evidence, the Company may cause payment due the person under disability to be made, for such person’s use and benefit, to any person or institution then in the opinion of the Company caring for or maintaining the person under disability. The Company shall have no liability with respect to payments so made. The Company shall have no duty to make inquiry as to the competence of any person entitled to receive payments hereunder.

Sec. 10.8 Benefits May Not Be Assigned or Alienated. Except as otherwise expressly permitted by the Plan or required by law, the interest of persons entitled to benefits under the Plan may not in any manner whatsoever be assigned or alienated, whether voluntarily or involuntarily, or directly or indirectly. However, the Plan shall comply with the provisions of any court order which the Company determines is a qualified domestic relations order as defined in Code § 414(p). Subject to Sec 10.1(d) and Sec. 10.2, an individual who is entitled to payments from the Plan as an “alternate payee” pursuant to a qualified domestic relations order may elect to receive payments from the Plan at any time after the Company’s determination that the order is a qualified domestic relations order, unless the order specifically provides for payment to be made at a particular time. The Company may defer distributions from an account subject to a domestic relations order pending determination that the order is qualified. Also, a Participant’s Account may be offset as provided by Code § 401(a)(13)(C) by amounts the Participant is required to pay the Plan due to commission of a crime, breach of fiduciary duty, or the like.

Sec. 10.9 Payment of Taxes. The Trustee may pay any estate, inheritance, income or other tax, charge or assessment attributable to any benefit payable hereunder which in the Trustee’s opinion it shall be or may be required to pay out of such benefit. The Trustee may require, before making any payment, such release or other document from any taxing authority and such indemnity from the intended payee as the Trustee shall deem necessary for its protection.

Sec. 10.10 Conditions Precedent. No person shall be entitled to a benefit hereunder until his right thereto has been finally determined by the Company, nor until he has submitted to the Company relevant data reasonably requested by the Company, including, but not limited to, proof of birth or death.

Sec. 10.11 Withdrawals Before Termination of Employment. Withdrawals prior to Termination of Employment are permitted as follows:

(a) A Participant may at any time elect to withdraw all or any part of his or her Basic Pre-1989 Account, After Tax Account or Rollover Account.

(b) A Participant who has attained age 59 ½ may at any time elect to withdraw all or any part of any of his or her Accounts.

(c) A Participant who is receiving benefits under the Company’s (or a Participating Employer’s) long-term disability plan may at any time elect to withdraw all or any part of any of his or her Accounts.

(d) The Plan permits distributions upon a deemed severance of employment for Participants. Severance from employment is deemed to occur if a Participant performs service in the uniformed services (as defined in Code §414(u)(12)(B)) on active duty for a period of at least 30 days. However, the Plan will not distribute such Participant's Account on account of this deemed severance unless the Participant specifically elects to receive a benefit distribution hereunder. If a Participant elects to receive a distribution on account of this deemed severance, then the individual may not make a Before Tax Contribution during the 6-month period beginning on the date of the distribution. If a Participant would be entitled to a distribution on account of a deemed severance and also a distribution on account of another Plan provision (such as a Qualified Reservist Distribution within the meaning of subsection (e) below), then the other Plan provision will control (and the 6-month suspension described in the previous sentence will not apply).

Exhibit 99.1
(e) The Plan permits Qualified Reservist Distributions for Participants. A Qualified Reservist Distribution is any distribution to an individual who is ordered or called to active duty after September 11, 2001, if:

(1) the distribution is from amounts attributable to elective deferrals in a 401(k) plan;

(2) the individual was (by reason of being a member of a reserve component, as defined in section 101 of title 37, United States Code) ordered or called to active duty for a period in excess of 179 days or for an indefinite period; and

(3) the Plan makes the distribution during the period beginning on the date of such order or call, and ending at the close of the active duty period.

(f) A U.S. Water Participant may at any time elect to withdraw all or any part of his or Tonka Rollover Account.

Except as provided above, in Sec. 10.12, in Sec. 10.15 or in Sec. 13.11(e), a Participant may not make withdrawals from the Plan prior to Termination of Employment.

Further, notwithstanding anything in this Plan to the contrary, any portion of an Account attributable to transfers from a money purchase pension plan, including Prior BNI Money Purchase Pension Account amounts, shall not be eligible for in-service distribution, prior to attainment of Normal Retirement Age.

Sec. 10.12 Dividend Withdrawals. A Participant, Beneficiary, or alternate payee may elect to withdraw dividends on Company Stock held in his or her Basic Pre-1989 and Post-1989 Account, Special Post-1989 Account, Partnership Non-leveraged Account, Before Tax Account, Roth 401(k) Account, After Tax Account, Rollover Account, Florida Water Account, and Discretionary Non-Elective Account. If shares of Company Stock held in other Accounts were acquired through an Exempt Loan which has been paid in full, dividends received after January 1, 2005 with respect to such shares also may be withdrawn pursuant to this section. Such withdrawals are subject to the following:

(a) Elections may be made at any time, and will remain in effect until modified.

(b) If a Participant elects such withdrawals, the dividends will be distributed on (or shortly after) the dividend payment date. Such distributions may be made by the Trustee or directly by the Company.

(c) If a Participant elects not to withdraw dividends (or does not make any election), dividends on shares in his or her Basic Account will be applied as provided in Sec. 4.3(a), and other dividends which were available for withdrawal will remain in the Trust where they will be reinvested in Company Stock.

(d) Such elections may also be made by Participants who are former employees, Beneficiaries of deceased Participants, and alternate payees.

Sec. 10.13 Rollovers to Other Qualified Plans. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this section, a distributee may elect, at the time and in the manner prescribed by the Company, to have any portion of an eligible rollover distribution paid directly to another eligible retirement plan specified by the distributee in a direct rollover. The following definitions shall be used in administering the provisions of this Section.

(a) Eligible Rollover Distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code § 401(a)(9); and any hardship withdrawal.

Exhibit 99.1
(b) Eligible Retirement Plan: An eligible retirement plan is an individual retirement account described in Code § 408(a), an individual retirement annuity described in Code § 408(b), an annuity plan described in Code § 403(a), a qualified trust described in Code § 401(a), an eligible deferred compensation plan described in Code § 457(b) maintained by a governmental entity such as a state, political subdivision of a state, or agency or instrumentality of a state or political subdivision of a state which agrees to separately account for amounts transferred from this Plan, and a tax sheltered annuity contract described in Code § 403(b) that accepts the distributee’s eligible rollover distribution.

(c) After Tax Distributions. Notwithstanding (b), an eligible rollover distribution of After Tax Contributions can only be made to an individual retirement account or annuity, or to another defined contribution plan qualified under Code §§401(a) or 403(a) which separately accounts for the After Tax Contributions, in a direct trustee-to-trustee transfer.

(d) Distributee: A distributee includes an employee or former employee. In addition, the employee’s or former employee’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code §414(p), are distributees with regard to the interest of the spouse or former spouse. Any other Beneficiary also is a distributee eligible to elect a direct rollover under this section, but such a rollover may only be made to the Beneficiary’s individual retirement account or individual retirement annuity, and not to any other type of Plan.

(e) Direct Rollover: A direct rollover is a payment by the Trustee to the eligible retirement plan specified by the distributee.

(f) Transfers to Company Retirement Plan. The Plan also permits a Participant or Beneficiary to elect rollover of his or her benefits under this Plan to the Company’s Retirement Plan A or B. Such rollovers are subject to Sec. 10.1(l).

(g) Roth 401(k) Distributions. Notwithstanding subsection (b), an eligible rollover distribution of Roth 401(k) Accounts can only be made to a Roth IRA or to another defined contribution plan qualified under Code section 401(a) or 403(b), which separately accounts for the Roth 401(k) Accounts following a Direct Rollover from this Plan.

(h) Conversion Rollover to a Roth IRA. A distributee may elect to have all or any portion of an eligible rollover distribution paid to a Roth IRA. That is, the rollover to the Roth IRA is not limited to amounts from the distributee’s Roth 401(k) Account, but can also include amounts from the distributee’s other Accounts. In such cases, the distributee is responsible for assuring that he or she eligible to make a rollover to a Roth IRA, and the Company and Administrative Delegate have no responsibility with respect thereto.

Sec. 10.14 Lost Participants. If reasonable efforts by the Company to locate a Participant or Beneficiary who is entitled to a benefit under the Plan are unsuccessful, the Company may forfeit that individual’s Accounts, without regard to any distribution obligation that might otherwise exist under Sec. 10.2. If a distribution check is issued to a Participant or Beneficiary, the distribution check remains issued and outstanding for more than 180 days, and reasonable efforts by the Company to locate such Participant or Beneficiary are unsuccessful, the distribution will be re-deposited into the Plan and treated as a forfeiture. Any forfeiture resulting from the application of this Sec. 10.14 will be applied as provided in Sec. 13.12. If an individual whose benefit was forfeited later makes a claim for benefits, the forfeited amounts will be reinstated at the same dollar amounts as the amounts forfeited, unadjusted for income, gains, or losses occurring after the forfeiture. Amounts required to reinstate benefits will come from other forfeitures, to the extent possible, and then from Company contributions.

Sec. 10.15 Hardship Distributions

(a) Upon the election of a Participant, the Administrative Delegate shall direct the Trustee to distribute to any Participant the amount necessary to satisfy the immediate and heavy financial need of the Participant, or if less, the vested portion of the Participant’s Accounts, valued as of the last Valuation Date, subject to the limitations of this Section, except that the following Accounts shall not be made available for hardship distributions to a Participant: Basic Pre-1989, After-Tax, Rollover, Partnership, USW Matching Contribution, and

Exhibit 99.1
Prior BNI Money Purchase Pension. Effective January 1, 2019, a Participant’s Partnership Account and USW Matching Contribution Account shall be made available for hardship distributions. Any distribution made pursuant to this Section shall be deemed to be made as of the first day of the Plan Year or, if later, the Valuation Date immediately preceding the date of distribution. Any withdrawal made pursuant to this Section shall be deemed to be on account of an immediate and heavy financial need of the Participant if the withdrawal is for:

(1) Expenses for (or necessary to obtain) medical care (for the Participant or the Spouse or dependent of the Participant) that would be deductible under Code §213(d);

(2) Costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

(3) Payments for burial or funeral expenses for the Participant's deceased parent, Spouse, children or dependents (as defined in Code §152, and without regard to Code §152(d)(1)(B));

(4) Payment of tuition, related educational fees, and room and board expenses, for up to the next twelve (12) months of post-secondary education for the Participant, the Participant's Spouse, children, or dependents (as defined in Code §152, and without regard to Code §§152(b)(1), (b)(2), and (d)(1)(B));

(5) Payments necessary to prevent the eviction of the Participant from the Participant's principal residence or foreclosure on the mortgage on that residence;

(6) Expenses for the repair of damage to the Participant's principal residence that would qualify for the casualty deduction under Code §165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

(b) No distribution shall be made pursuant to this Section unless the Administrative Delegate, based upon the Participant's representation and such other facts as are known to the Delegate, determines that all of the following conditions are satisfied:

(1) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant. The amount of the immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution;

(2) The Participant has obtained all distributions, other than hardship distributions currently available under all plans maintained by the Company;

(3) The Participant’s Before Tax and After Tax Contributions will be suspended for six (6) months after receipt of the hardship distribution; and

(4) The Participant has obtained all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Company.

(c) Notwithstanding the above, distributions from the Participant’s “elective account” pursuant to this Section shall be limited in amount, as of the date of distribution, to the Participant’s “elective account” as of the last Plan Year ending before July 1, 1989, plus the sum of the Participant’s Before Tax Contributions after such date, reduced by the amount of any previous distributions from this Account pursuant to this Section and Section 10.11. A Participant’s “elective account” shall be the amount attributable to Before Tax Contributions and qualified nonelective contributions as of December 31, 1988, or if later, the end of the last Plan Year ending before July 1, 1989.

(d) Any distribution made pursuant to this Section shall be made in a manner which is consistent with and satisfies all notice and consent requirements of Code § 411(a)(11) and the regulations thereunder.

Exhibit 99.1
(e) The restrictions imposed under Sections 10.15(b)(3), (b)(4), and (c) above shall no longer apply on or after January 1, 2019.

ARTICLE XI
LOANS TO PARTICIPANTS

Sec. 11.1 Loans to Participants. The Company may authorize a loan to a Participant who makes application therefore. Each such loan shall be subject to the following provisions:

(a) In no event shall the Company authorize a loan to a Participant which, together with the unpaid principal and accrued interest of any other outstanding loan to such Participant, exceeds whichever of the following amounts is least:

(1) 50% of the aggregate value of all of the Participant’s Accounts, to the extent vested.

(2) $50,000, reduced by the excess, if any, of (i) the highest outstanding loan balance during the year ending the day before the loan is made over (ii) the outstanding loan balance on the date the loan is made.

(b) No loan may be for an amount less than $1,000. If the amount available for a loan is limited under subsection (a) to an amount less than $1,000, then no loan may be made.

(c) A Participant may not have more than two loans outstanding at any point in time.

(d) Each loan to a Participant shall be supported by a promissory note payable to the Trustee. Each such loan shall be adequately secured by the Participant’s Accounts. A loan shall be considered adequately secured if the loan amount does not exceed one-half of the Participant’s vested balance in all Accounts on the date the loan is made.

(e) Each loan shall bear a reasonable rate of interest as determined by the Company.

(f) Each loan shall provide for the payment of accrued interest and principal in substantially equal installments withheld from the Participant’s regular pay over a stated term not to exceed five years (ten years if the loan is used to purchase the Participant’s principal residence). The Participant shall execute any documents required to authorize payroll deductions.

(g) A Participant may prepay a loan anytime by paying the Trustee the full remaining principal balance and any accrued interest. Partial prepayments are not permitted.

(h) In accordance with the foregoing standards and requirements, loans shall be available to all Participants on a reasonably equivalent basis. All loans shall be governed by such rules and regulations as the Company may adopt, and applications for loans shall be made on such forms as the Company may provide or approve for such purpose. The Company or Trustee shall cause to be furnished to any individual receiving a loan any information required to be furnished pursuant to the Federal Truth in Lending Act, if applicable, or pursuant to any other applicable law.

(i) Loans to a Participant will come pro rata from the Participant’s Accounts, except that a Participant’s Basic Pre-1989 Account or Prior BNI Money Purchase Pension Account shall not be made available for a loan to a Participant. Interest the Participant pays on the loan will be credited to said Account, and the Account will be reduced to reflect any loss incurred due to the Participant’s failure to repay the loan.

(j) A $50 service fee will be subtracted from the Participant’s loan proceeds at the time of each loan.

Exhibit 99.1

(k) Failure to pay any installment of interest or principal on a loan by the end of the calendar quarter following the calendar quarter in which the payment was due, shall constitute a default on the unpaid balance of the loan. Notwithstanding the foregoing, if a Participant is on an unpaid leave of absence, no default will occur for a period of up to one year (or until the end of the leave of absence, if shorter). This grace period will not extend the original repayment period of the loan, however, and the unpaid loan balance must be reamortized over the remaining portion of the original repayment period following the end of the leave of absence. If a Participant is performing military service for the United States, however, loan repayments shall be suspended as permitted under Code § 414(u)(4) and no reamortization will be required. Events of a default shall also include any other events identified as such in the Participant’s Note. Upon a default, the entire loan balance will be declared to be in default to the extent required by (and in accordance with) applicable Treasury Regulations. In the event of a default on a loan, foreclosure on the Note and application of the Participant’s Account to satisfy the Note will not occur until the earliest date on which the Participant or Participant’s Beneficiary is eligible to receive payment of benefits under Article VIII.

(l) Upon a Participant’s Termination of Employment, or at any time thereafter, any outstanding loan balance, including both principal and accrued interest, will become due and payable, and will be satisfied by a reduction of his or her Accounts. However, if the Participant is receiving payments (i.e. severance pay) from a Participating Employer, he or she may elect to have loan installments withheld from such payments. In addition, if the Termination of Employment is due to the Participant’s retirement, death, or Total Disability, the Participant (or Beneficiary of a deceased Participant) may submit manual loan payments for a period of up to 12 months from their Termination of Employment date or until such time as pension benefit payments begin, if earlier. Also, if a Participant (or survivor of a deceased Participant) is receiving a pension under Retirement Plan A or Retirement Plan B, he or she may elect to have loan installments withheld from such pension. In such cases, the payments may continue for the duration of the loan.

a.No loan may be made to a former employee, Beneficiary, or alternate payee.

ARTICLE XII
FUND

Sec. 12.1 Composition. All sums of money and all securities and other property received by the Trustee for purposes of the Plan, together with all investments made therewith, the proceeds thereof, and all earnings and accumulations thereon, and the part from time to time remaining shall constitute the “Fund”.

Sec. 12.2 Trustee. The Fund may be held and invested as one fund or may be divided into any number of parts for investment purposes. Each part of the Fund, or the entire Fund if it is not divided into parts for investment purposes, shall be held and invested by one or more Trustees. The selection and appointment of each Trustee shall be made by the Company. The Company shall have the right at any time to remove a Trustee and appoint a successor thereto, subject only to the terms of any applicable Trust Agreement. The Company shall have the right to determine the form and substance of each Trust Agreement under which any part of the Fund is held, subject only to the requirement that they are not inconsistent with the provisions of the Plan. Any such Trust Agreement may contain provisions pursuant to which the Trustee will make investments on direction of a third party.

Sec. 12.3 Compensation and Expenses of Trustee. The Trustee shall be entitled to receive such reasonable compensation for its services as may be agreed upon with the Company. The Trustee shall also be entitled to reimbursement for all reasonable and necessary costs, expenses, and disbursements incurred by it in the performance of its services. Such compensation and reimbursements shall be paid from the Fund if not paid directly by the Company.

Sec. 12.4 Investment in Company Stock. All or part of the Fund may be invested in Company Stock. As required by Treas. Reg. 54.4975-11(b), at such times as the Plan holds Company Stock acquired with the proceeds of an Exempt Loan, the Plan shall invest primarily in Company Stock. The Plan permits Participants to diversify their Accounts into other investments. These diversification provisions are intended to satisfy the

Exhibit 99.1
diversification requirements of Code § 401(a)(35), but they give Participants more investment flexibility than is required by that Code section. If a Participant chooses to diversify investment of his or her Accounts, he or she may at any time reinvest those Accounts in Company Stock. For purposes of satisfying the requirement of Treas. Reg. 54.4975-11(b) that the Plan be primarily invested in Company Stock, any Account which (i) is subject to Participant investment direction and (ii) can be invested in Company Stock if the Participant so directs, will be considered fully invested in Company Stock even if the Participant has directed that part or all of that Account be transferred to other investments. All Company Stock held in the Fund shall be deemed to be held under the ESOP portion of the Plan for all purposes under the Plan, including the dividend deductibility rules under Code Section 404(k), and only the Company Stock Fund A and Company Stock Fund B shall constitute the ESOP portion of the Plan.

Sec. 12.5 No Diversion. The Fund shall be for the exclusive purpose of providing benefits to Participants and their beneficiaries and defraying reasonable expenses of administering the Plan. Such expenses may include premiums for the bonding of Plan officials required by ERISA or any other qualified Plan expenses. No part of the corpus or income of the Fund may be used for, or diverted to, purposes other than for the exclusive benefit of Participants and Beneficiaries. However:

(a) If any contribution or portion thereof is made by a Participating Employer by mistake of fact, the Trustee shall, upon written request of the Company, return such contribution or portion thereof to the Participating Employer within one year after the payment of the contribution to the Trustee; however, earnings attributable to such contribution or portion thereof shall not be returned to the Participating Employer, but shall remain in the Fund, and the amount returned to the Participating Employer shall be reduced by any losses attributable to such contribution or portion thereof.

(b) Contributions by the Participating Employers are conditioned upon the deductibility of each contribution under Code § 404. To the extent the deduction is disallowed, the Trustee shall, upon written request of the Company, return such contribution to the Participating Employer within one year after the disallowance of the deduction; however, earnings attributable to such contribution (or disallowed portion thereof) shall not be returned to the Participating Employer, but shall remain in the Fund, and the amount returned to the Participating Employer shall be reduced by any losses attributable to such contribution (or disallowed portion thereof).

In the case of any such return of contribution the Company shall cause such adjustments to be made to the Accounts of Participants as it considers fair and equitable under the circumstances resulting in the return of such contribution.

Sec. 12.6 Voting of Company Stock. Before each annual or special meeting of the stockholders of the Company, the Company shall cause to be sent to each Participant a copy of the proxy solicitation material, together with a form requesting confidential instructions to the Trustee on how to vote the shares of Company stock held in the Fund. Instructions received from Participants by the Trustee shall be held in the strictest confidence and shall not be divulged or released to any person, including officers or employees of the Company. The Trustee shall vote all shares of Company Stock held in Participant Accounts and the Unallocated Reserve, if any, in proportion to “votes” cast by Participants, as follows:

(a) The Trustee shall determine the aggregate number of votes which may be cast with respect to all shares of Company Stock held in such Accounts and in the Unallocated Reserve.

(b) The Company shall determine each Participant’s portion of the shares of Company Stock allocated to Participant Accounts as a percentage of all of the shares of Company Stock so allocated.

(c) The number of votes the Participant may cast shall be determined by applying the percentage in (b) to the aggregate number of shares in (a).

(d) The Trustee shall determine the number of votes for and against each proposition and shall vote, in person or by proxy, all of the shares of Company Stock held in the Trust Fund in proportion to the votes received.

Exhibit 99.1
The determinations in (a), (b) and (c) shall be as of a date selected by the Company which is not more than 90 days preceding the record date for the meeting. It is intended that by reason of the foregoing provisions, unallocated shares held in the Unallocated Reserve, and allocated shares held for the benefit of Participants who do not give voting instructions, will be voted by the Trustee in proportion of the instructions actually received. The rights extended to Participants by this section shall also apply to the Beneficiaries of deceased Participants. Each Participant or Beneficiary who gives voting instructions shall be deemed a “named fiduciary” (within the meaning of ERISA) with respect to such instructions.

If a plan fiduciary determines that following a participant’s directions with regard to voting would be imprudent or would violate the applicable requirements of ERISA, the shares will not be voted in accordance with the participant’s directions, but will instead be voted as the fiduciary deems prudent.

Sec. 12.7 Tender or Exchange Offers Regarding Company Stock. As soon as practicable after the commencement of a tender or exchange offer (an “Offer”) for shares of Company Stock, the Company shall use its best efforts to cause each Participant to be advised in writing of the terms of the Offer, and to be provided with forms by which the Participant may instruct the Trustee, or revoke such instruction, to tender or exchange shares of Company Stock, to the extent permitted under the terms of such Offer. The Trustee shall follow the instructions of each Participant. In advising Participants of the terms of the Offer, the Company may include statements from the Board setting forth its position with respect to the Offer. Participant instructions to the Trustee shall be transmitted and held in the strictest confidence and shall not be divulged or released to any person, including officers or employees of the Company. Instructions by Participants pursuant to this section with respect to Company Stock shall apply both to allocated shares held in the Accounts of Participants and to shares held in the Unallocated Reserve. The number of shares as to which a Participant may provide instructions shall be determined as follows:

(a) The Trustee shall determine the aggregate number of shares held in Participant Accounts and in the Unallocated Reserve.

(b) The Trustee shall determine each Participant’s portion of the shares of Company Stock allocated to Participant Accounts as a percentage of all of the shares of Company Stock so allocated.

(c) The Participant may provide instructions with respect to a number of shares of Company Stock determined by applying the percentage in (b) to the aggregate number of shares in (a). If the Participant directs tender or exchange of the shares for which he may provide instructions, the Trustee shall follow that instruction. The Trustee shall not tender or exchange the shares for which a Participant may provide instructions if the Participant (i) directs against their tender or exchange, or (ii) gives no direction.

Said determination shall be as of the close of business on the day preceding the date on which the Offer is commenced or such earlier date as shall be designated by the Company as the Company, in its sole discretion, deems appropriate for reasons of administrative convenience. Any securities received by the Trustee as a result of a tender or exchange of shares of Company Stock shall be held, and any cash so received shall be invested in short-term investments pending any reinvestment by the Trustee, as it may deem appropriate, consistent with the purposes of the Plan.

If a tender or exchange offer is limited so that all of the shares that the Trustee has been directed to tender or exchange cannot be sold or exchanged, the shares that each Participant directed be tendered or exchanged shall be deemed to have been sold or exchanged in the same ratio that the number of shares actually sold or exchanged bears to the total number of shares that the Trustee was directed to tender or exchange. Shares sold or exchanged at the direction of a Participant shall be deemed to come first out of the shares allocated to the Participant’s Accounts and only after all of those shares have been sold or exchanged, out of the Unallocated Reserve.

The rights extended to Participants by this section shall also apply to the Beneficiaries of deceased Participants. Each Participant or Beneficiary who is entitled to give such instructions shall be deemed a “named fiduciary” (within the meaning of ERISA) with respect to such instructions.

Exhibit 99.1
If a plan fiduciary determines that following a participant’s directions would be imprudent or would violate the applicable requirements of ERISA, the shares will not be tendered or exchanged in accordance with the participant’s directions, but will instead be tendered or exchanged as the fiduciary deems prudent.

Sec. 12.8 Nonterminable ESOP Protections. Because Company Stock is readily tradable on an established market, the put provisions referred to in Code § 409(h) are not applicable to such stock. If such stock ceases to be readily tradable on an established market, said provisions shall become and remain applicable until such time as such stock resumes being readily tradable on an established market.

Sec. 12.9 Other ESOP Provisions. The Plan and related Trust may not obligate themselves to acquire securities from a particular security holder at an indefinite time determined upon the happening of an event (such as the death of a shareholder). If a portion of an Account is forfeited, Company Stock may be forfeited only after other assets.

ARTICLE XIII
ADMINISTRATION OF PLAN

Sec. 13.1 Administration by Company. The Company is the “Administrator” of the Plan for purposes of ERISA. Except as expressly otherwise provided herein, the Company shall control and manage the operation and administration of the Plan and make all decisions and determinations incident thereto. In carrying out its Plan responsibilities, the Company shall have final discretionary authority to construe the terms of the Plan. Action on behalf of the Company may be taken by the Committee or by any person or persons to whom such authority has been delegated by the Committee.

Sec. 13.2 Certain Fiduciary Provisions. For purposes of the Plan:

(a) Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

(b) A Named Fiduciary, or a fiduciary designated by a Named Fiduciary pursuant to the provisions of the Plan, may employ one or more persons to render advice with regard to any responsibility such fiduciary has under the Plan.

(c) To the extent permitted by any applicable trust agreement, a Named Fiduciary with respect to control or management of the assets of the Plan may appoint an investment manager or managers, as defined in ERISA, to manage (including the power to acquire and dispose of) any assets of the Plan.

(d) At any time the Plan has more than one Named Fiduciary, if the Plan does not already allocate fiduciary responsibilities among such Named Fiduciaries, the Company may provide for such allocation; except that such allocation shall not include any responsibility, if any, in a trust agreement to manage or control the assets of the Plan other than a power under the trust agreement to appoint an investment manager as defined in ERISA.

(e) Unless expressly prohibited in the appointment of a Named Fiduciary which is not the Company acting as provided in Sec. 13.1, such Named Fiduciary by written instrument may designate a person or persons other than such Named Fiduciary to carry out any or all of the fiduciary responsibilities under the Plan for such Named Fiduciary; except that such designation shall not include any responsibility, if any, in a trust agreement to manage or control the assets of the Plan other than a power under the trust agreement to appoint an investment manager as defined in ERISA.

(f) A person who is a fiduciary with respect to the Plan, including a Named Fiduciary, shall be recognized and treated as a fiduciary only with respect to the particular fiduciary functions as to which such person has responsibility.

Each Named Fiduciary (other than the Company), each other fiduciary, each person employed pursuant to (b) above, and each investment manager shall be entitled to receive reasonable compensation for services rendered, or for the

Exhibit 99.1
reimbursement of expenses properly and actually incurred in the performance of their duties with the Plan and to payment therefore from the Fund if not paid directly by the Participating Employers in such proportions as the Company shall determine. However, no person so serving who already receives full-time pay from any employer whose employees are Participants, or from an employee organization whose members are Participants, shall receive compensation from the Plan, except for reimbursement of expenses properly and actually incurred.

Sec. 13.3 Evidence. Evidence required of anyone under this Plan may be by certificate, affidavit, document, or other instrument which the person acting in reliance thereon considers to be pertinent and reliable and to be signed, made, or presented to the proper party.

Sec. 13.4 Correction of Errors. It is recognized that in the operation and administration of the Plan certain mathematical and accounting errors may be made or mistakes may arise by reason of factual errors in information supplied to the Company or Trustee. The Company shall have power to cause such equitable adjustments to be made to correct for such errors as the Company, in its discretion, considers appropriate. Such adjustments shall be final and binding on all persons. Any return of a contribution due to a mistake of fact will be subject to Sec. 12.5.

Sec. 13.5 Records. Each Participating Employer, each fiduciary with respect to the Plan, and each other person performing any functions in the operation or administration of the Plan or the management or control of the assets of the Plan shall keep such records as may be necessary or appropriate in the discharge of their respective functions hereunder, including records required by ERISA or any other applicable law. Records shall be retained as long as necessary for the proper administration of the Plan and at least for any period required by ERISA or other applicable law.

Sec. 13.6 Claims Procedure. The Company shall establish a claims procedure consistent with the requirements of ERISA. Such claims procedure shall provide adequate notice in writing to any Participant or Beneficiary whose claim for benefits under the Plan has been denied, setting forth the specific reasons for such denial, written in a manner calculated to be understood by the claimant and shall afford a reasonable opportunity to a claimant whose claim for benefits has been denied for a full and fair review by the appropriate Named Fiduciary of the decision denying the claim. Claims must be submitted in writing within one year after the claimant first knew or should have known the facts essential to the claim. A person claiming a benefit under the Plan may not initiate a civil action regarding the claim unless: (a) a claim was timely submitted; (b) all steps under the claims procedure (including appeals) were completed; and (c) the civil action is commenced less than one year after completion of the claims procedure.

Undisputed benefit payments and other routine administrative matters normally are processed without requiring the Participant or Beneficiary to file a formal claim pursuant to this section. However, if a Participant or Beneficiary wishes to have an issue reviewed pursuant to the claims procedure established under this section, he or she must begin by submitting a claim to the Company’s Employee Benefit Plans Committee. Any decision regarding the claim (or regarding any subsequent appeal) will be made by said Committee (or by a person or persons to whom the Committee has delegated such authority).

Sec. 13.7 Bonding. Plan personnel shall be bonded to the extent required by ERISA. Premiums for such bonding may, in the sole discretion of the Company, be paid in whole or in part from the Fund. Such premiums may also be paid in whole or in part by the Participating Employers in such proportions as the Company shall determine. The Company may provide by agreement with any person that the premiums or required bonding shall be paid by such person.

Sec. 13.8 Waiver of Notice. Any notice required hereunder may be waived by the person entitled thereto.

Sec. 13.9 Agent for Legal Process. The Company shall be the agent for service of legal process with respect to any matter concerning the Plan, unless and until the Company designates some other person as such agent.

Sec. 13.10 Indemnification. In addition to any other applicable provisions for indemnification, the Participating Employers jointly and severally agree to indemnify and hold harmless, to the extent permitted by law,

Exhibit 99.1
each director, officer, and employee (collectively referred to herein as “Indemnitee”) of the Participating Employers against any and all liabilities, losses, costs, or expenses (including legal fees) of whatsoever kind and nature which may be imposed on, incurred by, or asserted against such person at any time by reason of such person’s services as a fiduciary in connection with the Plan, but only if such person did not act dishonestly, or in bad faith, or in willful violation of the law or regulations under which such liability, loss, cost, or expense arises. The Participating Employers shall have the right, but not the obligation, to select counsel and control the defense and settlement of any action against the Indemnitee for which the Indemnitee may be entitled to indemnification under this provision.

Sec. 13.11 Benefits for Reemployed Veterans. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code § 414(u). For this purpose:

(a) As provided by Code §414(u), “Qualified Military Service” means service in the uniformed services (as defined in Chapter 43 of Title 38, United States Code) by an individual if he or she is qualified under such chapter to reemployment rights with a Participating Employer following such military service.

(b) “USERRA” means the Uniformed Services Employment and Reemployment Rights Act of 1994 as amended.

(c) If an individual returns to employment with a Participating Employer following a period of Qualified Military Service under circumstances such that he or she has reemployment rights under USERRA, and the individual reports for said reemployment within the time frame required by USERRA, the following provisions shall apply:

(1) The Qualified Military Service shall be recognized as Aggregate Continuous Service to the same extent as it would have been if the employee had remained continuously employed with a Participating Employer rather than going in the military.

(2) The individual may make Before Tax Contributions and Roth 401(k) Contributions in an amount equivalent to the contributions that would have been permitted if he or she had remained at the Participating Employer during the period of Qualified Military Service. Any such contributions must be made not later than five years after the individual’s reemployment date. If the individual returns to a Participating Employer and has a subsequent Termination of Employment before making part or all of the contributions permitted by this subsection, he or she may make the remaining contributions on an after tax basis.

(3) The Participating Employers will match contributions made under paragraph (2) on the same basis as if the individual had made them during the period while he or she was in the military.

(4) The Participating Employers will make Tax Reduction Allocations, Partnership Allocations and Bargaining Unit Allocations under Sec. 4.4 on the same basis as if the individual had remained with a Participating Employer rather than going in the military.

(5) Allocations under (3) and (4) shall be determined on the basis of the earnings the individual would have received (including reasonable cost of living adjustments) during the period of Qualified Military Service.

(6) If the individual had an outstanding loan from the Plan at the time he or she entered military service:

(A) Loan payments are not required during the period of Qualified Military Service.

(B) Upon reemployment, loan payments resume at the rate effect before the Qualified Military Service.

Exhibit 99.1
(C) The loan term is extended, so that it is equal to the original loan term plus the period of Qualified Military Service.

(D) If the Participant so requests, the interest rate on the loan during the period of Qualified Military Service will be limited to 6%.

(d) Regardless of whether the individual returns to employment with a Participating Employer following the military service, any “differential pay” paid to the Participant by a Participating Employer on or after January 1, 2009 will be recognized by the Plan as Testing Wages as required by the Heroes Earnings Assistance and Tax Relief Act (“Heart Act”) of 2008. However, such differential pay is not included in Periodic Pay or Salary.

(e) An individual serving in the military on active duty for at least 30 days will be treated as having severed from service for purposes of withdrawing amounts from his or her Before Tax and Roth 401(k) Accounts. An individual who makes such a withdrawal may not resume making Salary Reduction Contributions or Roth 401(k) Contributions until six months after the date of the withdrawal.

Sec. 13.12 Application of Forfeitures. Any amounts forfeited from a Participant’s Account(s) will be applied as a credit against allocations under Article IV or V, to pay administrative expenses of the Plan, or to reinstate forfeitures to the extent required under Sec. 9.3 or Sec. 10.14. Such amounts may include:

(a) Forfeiture of Matching Allocations, USW Matching Contributions and BNI Energy Matching Contributions with respect to Excess Deferrals under Sec. 6.3 or with respect to Before Tax Contributions and Roth 401(k) Contributions that are returned to Participants under Sec. 6.1 or 6.5.

(b) Forfeitures from Accounts of lost Participants as provided in Sec. 10.14.

(c) Any other forfeitures arising under the Plan.

ARTICLE XIV
AMENDMENT, TERMINATION, MERGER

Sec. 14.1 Amendment. Subject to the non-diversion provisions of Sec. 12.5, the Company, by action of the Committee, may amend the Plan at any time and from time to time. No amendment shall divest a Participant or Beneficiary of any Account balance accrued prior to the amendment.

Sec. 14.2 Permanent Discontinuance of Contributions. The Company, by action of the Committee, may direct the complete discontinuance of all contributions by all Participating Employers under the Plan. In such event, notwithstanding any provisions of the Plan to the contrary, (i) no employee shall become a Participant after such discontinuance, and (ii) each Participant in the employ of a Participating Employer at the time of such discontinuance shall continue to be 100% vested in his or her Accounts. Subject to the foregoing, all of the provisions of the Plan shall continue in effect, and upon entitlement thereto distributions shall be made in accordance with the provisions of Article X. This section is not applicable if one Participating Employer discontinues its contributions while one or more other Participating Employers continue contributing.

Sec. 14.3 Termination. The Company, by action of the Committee, may terminate the Plan as applicable to all Participating Employers and their employees. After such termination, no employee shall become a Participant, and no contributions shall be made. Each Participant who has an Account balance at the time of the Plan termination will be fully vested in such Account, regardless of whether he or she is then employed by a Participating Employer. Distributions shall be made promptly after the Plan termination. The Plan shall continue in force for the purpose of making such distributions.

Sec. 14.4 Partial Termination. If there is a partial termination of the Plan by operation of law, by amendment of the Plan, or for any other reason, which partial termination shall be confirmed by the Committee, each Participant with respect to whom the partial termination applies shall continue to be 100% vested in his or her Accounts. Subject to the foregoing, all of the provisions of the Plan shall continue in effect as to each such Participant, and upon entitlement thereto distributions shall be made in accordance with the provisions of Article X.

Exhibit 99.1

Sec. 14.5 Merger, Consolidation, or Transfer of Plan Assets. In the case of any merger or consolidation of the Plan with any other plan, or in the case of the transfer of assets or liabilities of the Plan to any other plan, provision shall be made so that each Participant and Beneficiary would (if such other plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated). No such merger, consolidation, or transfer shall be effected until such statements with respect thereto, if any, required by ERISA to be filed in advance thereof have been filed.

Sec. 14.6 Deferral of Distributions. Notwithstanding any provisions of the Plan to the contrary, in the case of a complete discontinuance of contributions to the Plan or of a complete or partial termination of the Plan, the Company or the Trustee may defer any distribution of benefit payments to Participants and Beneficiaries with respect to whom such discontinuance or termination applies until after the following have occurred:

(a) Receipt of a final determination from the Treasury Department or any court of competent jurisdiction regarding the effect of such discontinuance or termination on the qualified status of the Plan under Code § 401(a).

(b) Appropriate adjustments of Accounts to reflect taxes, costs, and expenses, if any, incident to such discontinuance or termination.

ARTICLE XV
TOP-HEAVY PLAN PROVISIONS

Sec. 15.1 Key Employee Defined. “Key Employee” means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the Company or an Affiliate having Testing Wages greater than $170,000 (as adjusted under Code § 416(i)(1) for Plan Years beginning after 2016), a five-percent owner of the Company or an Affiliate, or a one-percent owner having Testing Wages of more than $150,000. The determination of who is a Key Employee will be made in accordance with Code § 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

Sec. 15.2 Determination of Top-Heavy Status. The top-heavy status of the Plan shall be determined according to the following standards and definitions:

(a) The Plan is a Top-Heavy Plan for a Plan Year if either of the following applies: (1) if this Plan is not part of a required aggregation Group and the top-heavy ratio for this Plan exceeds 60%, or (2) if this Plan is part of a required aggregation group of plans and the top-heavy ratio for the group of plans exceeds 60%. However, the Plan is not a Top-Heavy Plan with respect to a Plan Year if it is part of a permissive aggregation group of plans for which the top-heavy ratio does not exceed 60%.

(b) The “top-heavy ratio” shall be determined as follows:

(1) If the ratio is being determined only for this Plan or if the aggregation group includes only defined contribution plans, the top-heavy ratio is a fraction, the numerator of which is the sum of the account balances of all Key Employees under the defined contribution plans as of the determination date (including any part of any account balance distributed in the one-year period ending on the determination date), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the one-year period ending on the determination date) of all employees under the defined contribution plans as of the determination date. Both the numerator and denominator of the top-heavy ratio shall be adjusted to reflect any contribution which is due but unpaid as of the determination date. In the case of a distribution made for a reason other than severance from employment, death or disability, the one-year period referred to above shall be applied by substituting “five-year period” for “one-year period”.

(2) If the ratio is being determined for a required or permissive aggregation group which includes one or more defined benefit plans, the top-heavy ratio is a fraction, the numerator of which is the

Exhibit 99.1
sum of account balances of all Key Employees under the defined contribution plans and the present value of accrued benefits under the defined benefit plans for all Key Employees as of the determination date (including any part of any account balance or accrued benefit distributed in the: (i) one-year period ending on the determination date if the distribution(s) were made on account of severance from employment, death, or disability, or (ii) five (5) year period on the determination date, if the distribution(s) were for a reason other than severance from employment, death, or disability), and the denominator of which is the sum of the account balances under the defined contribution plans for all employees and the present value of accrued benefits under the defined benefit plans for all employees as of the determination date (including any part of any account balance or accrued benefit distributed in the: (i) one-year period ending on the determination date if the distribution(s) were made on account of severance from employment, death, or disability, or (ii) five (5) year period on the determination date, if the distribution(s) were for a reason other than severance from employment, death, or disability). Both the numerator and denominator of the top-heavy ratio shall be adjusted to reflect any contribution due but unpaid as of the determination date.

(3) For purposes of paragraphs (1) and (2), the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within the 12-month period ending on the determination date. The account balances and accrued benefits of an employee who is not a Key Employee but who was a Key Employee in a prior year will be disregarded. The calculation of the top-heavy ratio and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code § 416 and the regulations thereunder. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

(c) “Required aggregation group” means (i) each qualified plan of the Employer in which at least one Key Employee participates, and (ii) any other qualified plan of the Employer that enables a plan described in (i) to meet the requirements of Code §§ 401(a)(4) or 410.

(d) “Permissive aggregation group” means the required aggregation group of plans plus any other plan or plans of the employer which, when consolidated as a group with the required aggregation group, would continue to satisfy the requirements of Code §§ 401(a)(4) and 410.

(e) “Determination date” for any Plan Year means the last day of the preceding Plan Year.

(f) The “valuation date” is the last day of each Plan Year and is the date as of which account balances or accrued benefits are valued for purposes of calculating the top-heavy ratio.

(g) For purposes of establishing the “present value” of benefits under a defined benefit plan to compute the top-heavy ratio, any benefit shall be discounted only for mortality and interest based on the interest rate and mortality table specified in the defined benefit plan for this purpose.

(h) If an individual has not received any compensation from the employer during the one-year period ending on the determination date with respect to a Plan Year, any account balance or accrued benefit for such individual shall not be taken into account for such Plan Year.

Sec. 15.3 Minimum Contribution Requirement. For any Plan Year with respect to which the Plan is a Top-Heavy Plan, the employer contributions (including matching allocations) allocated to each Active Participant who is not a Key Employee and whose Termination of Employment has not occurred prior to the end of such Plan Year shall not be less than the minimum amount determined in accordance with the following:

(a) The minimum amount shall be the amount equal to that percentage of the Participant's Testing Wages for the Plan Year which is the smaller of:

(1) 3 percent.

(2) The percentage which is the largest percentage of Testing Wages allocated to any Key Employee from employer contributions (including matching allocations) and Forfeitures for such Plan Year.

Exhibit 99.1
(b) For purposes of this section, any employer contribution attributable to a salary reduction or similar arrangement shall be taken into account with respect to Key Employees but not with respect to other employees.

(c) This section shall not apply to any Participant who is covered under any other plan of the employer under which the minimum contribution or minimum benefit requirement applicable to Top-Heavy Plans will be satisfied.

Sec. 15.4 Definition of Employer. For purposes of this Article, the term “employer” means all Participating Employers and other entities under Common Control with the Company.

Sec. 15.5 Exception for Collective Bargaining Unit. Sec. 15.3 shall not apply with respect to any employee included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representative and such employer or employers.

IN WITNESS WHEREOF, ALLETE, Inc. has caused these presents to be signed and its corporate seal to be hereunto affixed by its duly authorized officers.

ALLETE, Inc.

By:____________________________________
Its:___________________________________

Date Signed: ____________________________

ATTEST

By:______________________________
Its:____________________________

Exhibit 99.1

SCHEDULE 1
PARTICIPATING EMPLOYERS

The following entities are Participating Employers on November 1, 2018:

1. ALLETE, Inc. (EIN 41-0418150), including Minnesota Power, a division of ALLETE, Inc.

2. MP Affiliate Resources, Inc. (EIN 41-1884136)

3. Superior Water, Light and Power Company (EIN 39-0646970)

4. ALLETE Renewable Resources, Inc. (EIN 27-2347488)

5. ALLETE Clean Energy, Inc. (EIN 45-2652963)

6. Florida Landmark Communities LLC (EIN 59-1024709)

7. Palm Coast Holdings, Inc. (EIN 65-1036587)

8. U.S. Water Services, Inc. (EIN 41-1255017)

9. BNI Coal, Ltd. (EIN 45-0107320)